UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM SB-2

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Asia Electrical Power International Group Inc.

(Name of small business issuer in its charter)

            Nevada                                          3613

(State or jurisdiction of incorporation         (Primary Standard Industrial Classification Code      (I.R.S. Employer Identification

          or organization)                                                       Number)                                                            Number)

#703-1112 West Pender Street, Vancouver, BC V6E2S1 Canada

(Address and telephone number of principal executive offices)

15th Factory Building, Nanshan Industrial Village, Nanxin Road, Nanshan District, Shenzhen, People’s Republic of China 518052

(Address of principal place of business or intended principal place of business)

#703-1112 West Pender Street, Vancouver, BC V6E2S1 Canada

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	7,752,000	$0.02	$ 155,040	$19.64

______________________________________________________________________________________-2-

(1)

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the deemed price shares were issued to our shareholders in a Regulation S offering.  The price of $0.02 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

The information in this preliminary prospectus (“Prospectus”) is not complete and may be changed.  We may not sell these securities nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective.  This Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

Subject to Completion, Dated ______________, 2004

PROSPECTUS

Asia Electrical Power International Group Inc.

All of the shares being offered, when sold, will be sold by the Selling Shareholders as listed in this prospectus.  The selling shareholders are offering:

7,752,000 shares of common stock

The shares were acquired by the selling shareholders directly from us in a private offering that was exempt from registration under the United States securities laws. We will bear all expenses related to the offering.

Our common stock is presently not traded on any market or securities exchange and, as a result, shareholders may not be able to liquidate their shareholdings. It is our intention to have a market maker apply for trading for our common stock on the Over the Counter Bulletin Board following the effectiveness of this registration statement. The 7,752,000 ~~24,000,000~~ shares of our common stock can be sold by selling security holders at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The Selling Shareholders may sell the shares as detailed in the section entitled “Plan of Distribution”.

The ~~Securities and Exchange Commission (“SEC”) may deem each~~ Selling Shareholders or any one of them may be deemed to be an underwriter under the U.S. federal Securities Act of 1933.

The purchase of the securities offered through this prospectus involves a high degree of risk.

SEE SECTION TITLED "RISK FACTORS" ON PAGE 7.

**************

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

**************

Dealer Prospectus Delivery Obligation

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS

Page

Prospectus Summary	5
The Offering	7
8	7
Use of Proceeds	15
Determination of Offering Price	15
Dilution	15
Selling Security Holders	15
Plan of Distribution	16
Legal Proceedings	20
Directors, Executive Officers, Promoters and Control Persons	20
Security Ownership of Certain Beneficial Owners and Management	23
Description of Securities	25
Interests of Named Experts and Counsel	26
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	27
Organization with the Last Five Years	27
Description of Business	29
Management’s Discussion and Analysis and Plan of Operation	42
Description of Property	52
Certain Relationships and Related Transactions	53
Market for Common Equity and Related Stockholder Matters	54
Executive Compensation	55
Financial Statements	57
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	58
Indemnification of Directors and Officers	58
Other Expenses of Issuance and Distribution	59
Recent Sales of Unregistered Securities	59
Exhibits	60
Undertakings	62
Signatures	53

PROSPECTUS SUMMARY

About us

We, Asia Electrical Power International Group Inc. (“AEPI”) ~~were incorporated in the State of Nevada on August 30, 2002 as “Berita International Corporation”,~~ for the ~~purpose of,~~ produce high and mid-voltage electrical switchgears in the People's Republic of China ("China").  ~~On December 24, 2003, we changed our name to “Keiji International Group Inc.” and on September 30, 2004 we changed our name to “Asia Electrical Power International Group Inc.” ("AEPI").~~

~~On January 23, 2003, we entered into an Asset and Share Exchange Agreement (the “Agreement") (Exhibit 2.1) with Shenzhen Naiji Electrical Equipment Co., Ltd. ("Naiji"), a China Corporation whereby we acquired all the issued and outstanding stock of Naiji valued at $483,396 for consideration of 24,000,000 of our common stock.~~

~~Naiji’s stock was valued at $483,396 as this represented the cash contributions of each shareholder.  In China, ownership is determined by each shareholder’s proportionate cash contribution instead of proportionate share ownership.  There is no authorized capital or .amount of outstanding stock established.~~

~~As a result of the share exchange, Naiji became our wholly-owned subsidiary.  The shareholders of Naiji unanimously agreed to enter into the Agreement for the purposes of restructuring itself in anticipation of becoming listed on the OTC Bulletin Board.  AEIP was formed by Naiji for this purpose and prior to entering into the Agreement; had no assets, liabilities, equity and had not issued any of our shares.  As a result of entering into the Agreement; the shareholders of Naiji became the shareholders of AEIP in equal proportion wherein the 24,000,000 shares were allocated based on the capital contributions, or ownership of Naiji.  The Agreement therefore was a non-arms length transaction.~~

We research and develop our products and perform testing on each of our product lines in our facilities.  Our target markets are wholesale manufacturers, electrical installation companies or electricians, real estate developers, and electrical bureaus of urban and rural areas located in the Guangdong Province and surrounding suburbs.  We provide delivery but do not provide installation (see “Distribution Methods and Installation”); however, we do provide technical support and on-site visits to ensure customer satisfaction.

The market in which we operate

The Chinese market in which we operate is highly competitive and the presence of pirated goods is highly common and widely used by consumers.  We saw a decrease in our revenues and thus market share, during our fiscal year ended December 31, 2003 compared to our fiscal year ended December 31, 2002, as a result of pirated goods being offered on the market.  We have, therefore, implemented various marketing strategies in anticipation of regaining our market share and the resultant increase in our revenues.

Our market is governed under the laws of China, which has a different legal system than North America.  As an example, the following are Chinese laws that differ from North American Laws, which Chinese laws may have a material effect on our operations and or should be known by investors:

Copyright and patent law enforcement is governed by the State Intellectual Property Office.   The enforcement of patent, trademark and copyright offices is in the process of being organized under this authority although to date, this has not occurred.  Until an enforcement structure is in place under one distinct authority, we do not foresee that enforcement of any type of copyright infringement will be achieved.  As a result, piracy may continue for an unforeseen time in the future, which may result in a reduction in our market share and we will not be able to seek damages for such piracy.

Should we operate under North American laws, such infringement would be enforced and we could be subject to receiving punitive damages or other forms of compensation for our loss of business.

Enforcement of civil action against persons in China may be difficult.  Our shareholders, officers and directors are all residents of China and as a result, it may be difficult to effect service of process upon these persons.  In addition, there is uncertainty as to whether the courts of China would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in these countries against us or such persons predicated upon the securities laws of the United States or any state thereof.

We are subject to other various Chinese laws; however, to our knowledge, such laws are either similar to North American laws or to the best of our knowledge, we are not materially affected by any differential law systems which would affect our operations or would warrant concerns among investors.

The offering

The offering consists of an aggregate of 7,752,000 shares of our common stock at a price of $0.02 per share.  The shares offered are held by a principal shareholder and our officers and directors (the “Selling Shareholders”).  Currently, our officers and directors as a group beneficially own 55% of our issued and outstanding shares and will exercise control over matters requiring stockholder approval and will be able to elect all of our directors.  Such control, which may have the effect of delaying, deferring or preventing a change of control, is likely to continue for the foreseeable future and significantly diminishes control and influence which future stockholders may have in AEPI.

Should the Selling Shareholders sell all of their shares available, our officers and directors as a group will hold 33% of our issued and outstanding shares.  While this significantly reduces their control position, our officers and directors may conceivably still exercise control over matters requiring stockholder approval.

Our shares are currently not traded on any market or exchange and as a result may be illiquid until we are quoted on an exchange.

History and result of operations

~~Naji has~~ We have produced high and mid-voltage electrical switchgears since our inception in 1997.  For the years ended December 31, 2002 and 2003 ~~and for the six month period ended June 30, 2004~~ and for the nine month period ended September 30, 2004, we generated a profit of $40,668 ~~25,961~~, $60,373 ~~139,831~~ and ~~$9,516~~ $80,504 ________respectively.   ~~Naiji expects to expand its operations in China and wishes to raise the necessary funds by means of attracting investment in the public market.~~  We expect to expand our operations in China by establishing a larger sales network by initiating various branch offices throughout the region, which branch offices are devoted to sales and marketing efforts.  See "Description of Property". .

We estimate our cash requirements for the next 12 months will be $6,315,000 in order to cover our working capital needs.  We currently are able to sustain our working capital needs through profits we generate and shareholder loans.  However, we will require additional capital of $100,000 to expand our operations through product development, refinement and increased manufacturing capacities.  ~~With the capital raised, we can also expand our sales network by establishing more branch offices throughout the region.  Our branch offices are devoted to sales and marketing efforts.  See "Description of Property".~~

Our principal business office is located at 15th Factory Building, Nanshan Industrial Village, Nanxin Road, Nanshan District, Shenzhen, People’s Republic of China 518052. Our administrative branch office for North American investor relations and U.S. regulatory reporting is located at #703-1112 West Pender Street, Vancouver, BC V6E2S1 Canada.  We do not currently have a website.

THE OFFERING

This prospectus covers up to 7,752,000 shares of our common stock to be sold by the Selling Shareholders identified in this prospectus.

Shares offered by the Selling Shareholders:	7,752,000 shares of common stock, $0.001 par value per share
Offering price:	$0.02 per share
Common stock outstanding as of ~~October 29, 2004~~ February 7, 2005:	24,000,000 shares
Common stock outstanding assuming the maximum number of shares are sold pursuant to this offering:	24,000,000 shares
Number of shares owned by the selling shareholders after the offering:	0 shares. (1)
Use of proceeds:	We will not receive any of the proceeds of the shares offered by the selling shareholders.
Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends. See “Dividend Policy.”
OTC/BB symbol	Not available
(1)

This number assumes that each Selling Shareholder will sell all of his/her/its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Selling Shareholders are not required to sell their shares.  See "Plan of Distribution."

Summary Financial Information

Balance Sheet Data: (Consolidated)	Sept. 30, 2004	Dec 31, 2003	Sept. 30, 2003	Dec. 31, 2002

Cash	$468,156	$698,747	360,205	215,302
Total Assets	3,805,037	3, 492,282	3,870,597	3,386,828
Liabilities	2,889,665	2,797,041	3,332,106	2,840,757
Total Stockholders' Equity	915,372	695,241	538,481	546,071
Total Liabilities and Stockholder's Equity	3,805,037	$3,492,282	3,870,597	3,386,828

Statement of Operations (Consolidated)	Sept. 30, 2004	Dec 31, 2003	Sept. 30, 2003	Dec 31, 2002

Sales	3,621,462	$4,934,276	$3,158,457	$6,322,870
Gross Profit from Operations	586,764	684,460	466,633	754,582
Selling and Administrative Expenses	478,082	558,118	30,339	643,233
Operating Income	$108,682	$126,342	$990	$111,349
Other	14,676	1,225		3,012

Net Income	80,504	$60,373	$6971	$40,668
Net Income Per Share	0.00	$0.00	$0.00	$0.00
Weighted Average Number of Common Shares Outstanding	24,000,000	24,000,000	24,000,000	24,000,000

RISK FACTORS

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest  or  not,  careful  review of the risk factors set forth herein and  consideration  of  forward-looking  statements  contained in this registration  statement  should  be  adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. The likelihood of our success must be considered in light of the problems and expenses that are frequently encountered in connection with operations in the electrical switchgear industry and the competitive environment in which we will be operating.

***You should read the following risk factors

carefully before purchasing our common stock. ***

RISKS RELATING TO OUR BUSINESS

Compliance and enforcement of environmental laws and regulations may ~~impact our operations~~ cause us to incur significant expenditures and resources of which we may not have.

Extensive national, regional and local environmental laws and regulations in China affect our operations.  These laws and regulations set various standards regulating certain aspects of health and environmental quality, which provide for user fees, penalties and other liabilities for the violation of these standards.  We believe we are currently in compliance with all existing China environmental laws and regulations.  However, as new environmental laws and legislation are enacted and the old laws are repealed, interpretation, application and enforcement of the laws may become inconsistent. Compliance in the future could require significant expenditures, which may adversely effect our operations. The enactment of any such laws, rules or regulations in the future may have a negative  impact  on  our  projected  growth,  which  could in turn decrease our projected  revenues  or  increase  our  cost  of  doing  business.

We may suffer currency exchange losses if the Renminbi depreciates relative to the U.S. dollar.

Our reporting currency is the U.S. dollar.  However, a substantial portion of our assets and revenues are denominated in the Chinese currency, Renminbi, commonly referred to as RMB.  Our assets and revenues expressed in our U.S. dollar financial statements will decline in value if the Renminbi depreciates relative to the U.S. dollar.  Any such depreciation could adversely affect the market price of our common stock.  Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations.  To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk.  While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to successfully hedge our exposure at all.  In addition, our currency exchange losses may be magnified by Chinese exchange control regulations that restrict our ability to convert Renminbi into U.S. dollars.

We face intense competition which could ~~adversely affect our ability to generate profits in China~~ decrease our market share and result in an inability to maintain our working capital needs indefinitely.

We expect to encounter significant competition from other power transmission/ distribution equipment companies, which have been in the industry for a longer period of time and have a more extensive line of products. These industries are populated by many national or international companies, with significantly greater resources than ours.

The major companies in the power transmission/ distribution equipment market are ABB, Siemens, and Schneider Electric. In addition, other smaller manufacturers exist in this market throughout the world.

These competitors could have:

•

substantially greater financial and technical resources, which may allow them to expand their operations more quickly, offer a broader range of services and offer services at more competitive prices;

•

more extensive and well developed marketing and sales networks, which may allow them to grow their subscriber bases more quickly and efficiently;

•

greater brand recognition, which may influence a subscriber’s purchase decision;

•

larger subscriber bases, which may provide economies of scale and operating efficiencies not available to us;

•

longer operating histories; and

•

more established relationships with government officials, equipment specialists and/or other strategic partners.

~~We may not be able to manage our potential growth.~~

~~To manage any future growth, we must continue to implement and improve our operational and financial systems and to create, train and manage our employee base. We can provide no assurance that we will be able  to  effectively  manage  the  expansion  of  our  operations,  or that our infrastructure,  facilities, systems, procedures or controls will be adequate to support  our  operations.  Our inability to effectively manage our future growth could have a material adverse effect on our business, financial condition and results of operations.~~

~~There  can  also  be  no  assurance that our infrastructure, technical staff and resources  will  be  adequate  to  facilitate  our  growth.  We believe that our ability  to  produce  our line of products will largely depend  on  our  ability  to  attract,  identify,  train,  integrate  and retain qualified personnel.  Failure to provide adequate personnel could therefore have a material adverse effect on our business, financial condition and results of operations.~~

We are dependent on a few key personnel, being our officers and directors and the loss of any key personnel could have a material adverse effect on our ability to carry on business.

We are substantially dependent upon the efforts and skills of our executive officers, Mr. Guo and Mrs. Chen. We do not have employment contracts with either Mr. Guo or Ms. Chan and thus they have no obligation to fulfill their capacities as executive officers for any specified period of time.   The loss of the services of either of the executive officers could have a material adverse effect on our business.

Our shareholders may not be able to enforce U.S. civil liabilities claims.

Our assets are located outside the United States and are held through a wholly-owned subsidiary incorporated under the laws of Nevada.  Our current operations are conducted in China and Canada.  In addition, our directors and officers are residents of countries other than the United States.  All or a substantial portion of the assets of these persons are located outside the United States.  As a result, it may be difficult to effect service of process within the United States upon these persons.  In addition, there is uncertainty as to whether the courts of China and Canada would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in these countries against us or such persons predicated upon the securities laws of the United States or any state thereof.

We do not carry patents for the majority of our products which may result in a continuing decrease in our market share due to existing pirated products on the market.

Through our experience, obtaining a patent has not prevented our products from being pirated, and enforcement in the industry is considered rare. As a result, we see insufficient value from obtaining patents on our line of products. Currently our products are not used in the US and, thus, obtaining a US patent is unnecessary.  In the event that our products are used in the US, we will consider applying for a patent at that time.

When China joined the World Trade Organization, it also amended its patent law to expand its scope to deter the infringement of all types of intellectual property.  An enforcement organization was created (State Intellectual Property Office) for the purpose of coordinating all enforcement efforts by merging the patent, trademark and copyright offices under one authority.  To date, this has not occurred.  Until an enforcement structure is in place under one distinct authority, we do not foresee that enforcement of any type of copyright infringement will be achieved.

~~We may continue to lose market share due to existing pirated products on the market.~~

~~We expect that our product designs~~ There will continue to be pirated products in the market until penalties are enforced by the authorities.  To our knowledge, enforcement is considered rare and until this perception is changed, industries will continue to lose market share such as we have experienced.  As a result, we have focused on providing and maintaining good client relations for our existing and new customers, however, our efforts may not materialize into increased market share.

We carry no insurance policies and are at risk of incurring personal injury claims from our employees and subcontractors, and incurring loss of business due to theft, accidents or natural disasters.

We currently carry no policies of insurance to cover any type of risk to our business except vehicle insurance.  It is common practice in China not to carry such insurance.

We are dependant on a few key customers and the loss of these customers would decrease our profits and market share significantly resulting in our inability to meet our working capital needs indefinitely.

As of ~~December 31, 2003~~ February 7, 2005, approximately ~~60%~~ 45% of our sales were made to the following key customers:

Company Name	Sales $	%
Shanxi Wanlian Electronics Co, Ltd.	4,860,000	11%
Nanchang Shanghua Electrical Equipment Co., Ltd.	2,720,000	6%
Beijing Huadianlian Electronics Co, Ltd.	1,880,000	4%
Beijing Haitong Electronics Co, Ltd.	1,710,000	4%
Shanxi Datong Electry Co., Ltd. Branch	1,650,000	4%
Guangjian Electronic Engineering Co, Ltd.	1,500,000	3%
Xuzhou Electricity Bureau Tongshan Branch	1,280,000	3%
Shanghai Delixi Electronics Group Co., Ltd.	1,280,000	3%
Huangshan Power Supply Co., Ltd.	1,170,000	3%
Guangzhou Huadu Materials Supply & Development Co., Ltd.	1,000,000	2%
Shenzhen Baoanrenda Electronics Industrial Co., Ltd.	830,000	2%
Total		45%

In the event we lose any of these key customers, we may experience significant losses.  We may require expending resources on marketing campaigns to regain any key customers lost which may require changing our credit policies as a tactic to make our contracts more attractive.

We may not have the necessary resources available to expend on marketing campaigns and relaxing our credit polices may impact our ability to generate cash flow to meet working capital needs and may increase the risk of incurring uncollectible accounts.

We are required to renew our business license every 10 years and if we do not pass certain government inspections to ensure environmental laws are not breached, as required in the process of obtaining renewal, our business may be discontinued until we have implemented necessary recommendations as a result of inspections.

We obtained our business license on June 20, 1997 for a period of 10 years ended June 20, 2007.   After this period expires, we are subject to another inspection in order to extend our business license for another 10 years.  The extension of our business license is not guaranteed and we may not have the resources necessary to implement the changes in our business processes to comply with environmental laws in place.  This will delay granting of our license and, as a result, our operations would be ceased, causing us to lose not only profits but also irreparable damage to our reputation.

We require the approval for all new products from independent research institutes appointed by government authorities and this process may be delayed due to the need for product refinement requiring additional resources of which we may not have and also delaying the launch of new products which would otherwise generate profits.

All of our products are tested by the Xi-An High Voltage Apparatus Research Institute located in Shenzhen and must pass all the required tests to obtain a clearance certification granting us approval to launch the product into market.  The process of obtaining a clearance certificate is approximately 8 weeks and may be longer depending on the type of product.  Delays in obtaining a clearance certificate will impact our cash flows as recouping product development costs and profits generated from the new product will be delayed.

The process of product testing and obtaining a clearance certificate costs up to $60,000 per product; however, we may incur additional costs and resources to refine our product as required.  We may not have these resources and we may not be able to obtain the clearance certificate until such resources are available.

If we do not continue to receive shareholder loans we may be unable to meeting our minimum funding requirements.

As of December 15, 2004, we have received advances totalling $900,000 from Mr. Guo.  We have no formalized agreements with Mr. Guo guaranteeing that certain amounts of funds will be available to.  We may exhaust this source of funding anytime.

RISKS RELATING TO THE OFFERING

There is no public market for our common stock and therefore the stock you purchase may be illiquid for an indefinite period of time.

There is no public market for the common stock.  Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, there can be no assurance that, even if our common stock is approved for quotation, an active trading market for our common stock will develop or be sustained.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 (the “Securities Exchange Act”) impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Our stock is substantially controlled by directors, officers and principal shareholders for the foreseeable future and as a result, will be able to control our overall direction.

Our insiders, being the directors, officers and principal shareholders, own an aggregate of approximately 55% of our outstanding shares.  As a result, the insiders will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of our directors.  Such  control,  which may have the effect of delaying, deferring  or  preventing  a  change  of  control, is likely to continue for the foreseeable  future  and  significantly  diminishes  control and influence which future  stockholders  may  have  in  AEPI. See "Principal Stockholders."

The offering price of $0.02 per share is arbitrarily determined and bears no relation to market value.  The market value may be lower than $0.02 per share.

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering, whereby we acquired all the issued and outstanding stock of Shenzhen Naiji Electrical Equipment Co. Ltd. for $483,396 by the issuance of 24,000,000 of our common stock at a price of $0.02 per share.  The Agreement was made in a non-arms length transaction at a price negotiated between the parties.

FORWARD LOOKING STATEMENTS

This Form SB-2 includes forward-looking statements which include words such as "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy" or words of similar meaning.  Various factors could cause actual results to differ materially from those expressed in the forward looking statements, including those described in "Risk Factors" in this Form SB-2.  We urge you to be cautious of these forward-looking statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Currency Exchange Between Chinese Renminbi and United States Dollars

While our consolidated financial statements are reported in United States dollars, a significant portion of our business operations are conducted in the Chinese currency renminbi (“RMB”). In order to provide you with a better understanding of these operations as discussed in-depth in the section titled "Description of Business", we provide the following summary regarding historical exchange rates between these currencies:

China does not allow its currency to float on the open market.  Rather, the currency is tied to the U.S. dollar. This means the RMB exchange rate versus the U.S. dollar is changed very infrequently. When it is changed, it tends to be very significant. The conversion rate was last changed by the Chinese government in 1994.  During a period of high inflation, a country with a fixed exchange rate such as China will use foreign currency reserves to hold their rate steady until those reserves are exhausted. In this instance the exchange rate change will tend to be significant.

This exchange rate is based on the 12 ~~pm~~ noon buying rates in City of New York for cable transfers in ~~Chinese renminbi~~ RMB, as certified for customs purposes by the Federal Reserve Bank of New York.  For the past ~~six~~ nine full calendar months, the following exchange rates were in effect for ~~Chinese renminbi RMB~~ exchanged for United States dollars, calculated per the monthly average:

Time Period-Month Ended	Average
April 30, 2004	8.2765
May 31, 2004	8.2782
June 30, 2004	8.2784
July 31, 2004	8.2776
August 31, 2004	8.2761
September 30, 2004	8.2763
October 31, 2004	8.2743
November 30, 2004	8.2773
December 31, 2004	8.2763

USE OF PROCEEDS

The common shares offered are being registered for the Selling Shareholders as specified herein.  The Selling Shareholders will receive all proceeds from the sale of common stock.

DETERMINATION OF THE OFFERING PRICE

The offering price was arbitrarily determined by us based upon the price shares were last sold in our most recent Regulation S offering whereby on January 23, 2003, we entered into an Asset and Share Exchange Agreement with Shenzhen Naiji Electrical Equipment Co., Ltd. ("Naiji"), a China Corporation, whereby we acquired all of the issued and outstanding stock of Naiji valued at $483,396, for consideration of 24,000,000 of our common stock at a price of $0.02 per share.  The Agreement was made in a non arms length transaction and was negotiated between the parties.

The offering price of $0.02 is not based upon our net worth, earnings, total asset value or any other objective measure of value based upon accounting measurements.  Should a market for our securities, the market price may be less than the offering price.

~~Regulation S provides an exemption from registration to United States incorporated companies that sell their securities to individuals who are resident outside of the United States, provided that:~~

~~1.~~

~~the purchaser certifies that he or she is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person;~~

~~2.~~

~~the purchaser agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 (the “Securities Act”) or pursuant to an available exemption from registration;~~

~~3.~~

~~the purchase agrees not to engage in hedging transactions with regard to securities purchased; and~~

~~4.~~

~~the company is required to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an available exemption from registration.~~

DILUTION

The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

The Selling Shareholders below are offering 7,752,000 shares of common stock offered through this prospectus.  The 24,000,000 shares were acquired on January 23, 2003 when we entered into the Agreement with Naiji, whereby we acquired all the issued and outstanding stock of Naiji valued at $483,396 for consideration of 24,000,000 of our common stock.  As a result, Naiji became our wholly-owned subsidiary.  These shares were exempt from registration under Regulation S of the Securities Act as they were made to off-shore, non US residents.

The following table provides as of October 29, 2004 information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders.

Name of Selling		Beneficial Ownership		# Shares	Beneficial Ownership
Shareholder		Before Offering		Offered	After Offering (1)

		# Shares	Percent (2)		# Shares	Percent (2)
Xiao-Ling	Chen (3)	2,400,000	10%	960,000	1,440,000	6%
Yu-Long	Guo (4)	10,730,000	45%	4,292,000	6,438,000	27%
Ying	Yang (5)	2,500,000	10%	2,500,000	-	-
Total		15,630,000	65%	7,752,000	7,878,000	33%

(1)

This table assumes that each shareholder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Shareholders are not required to sell their shares.

(2)

The percentage is based on 24,000,000 common shares outstanding as of 29, 2004.

(3)

Mrs. Chen is our Secretary and a 5% shareholder.  Her address is: No. 16, Nanhai Rose Garden,

Shekou, Nanshan District, Shenzhen, Guangdong Province, China

(4)

Mr. Guo is our President, Treasurer, a Director, and a 5% shareholder.  His address is: No. 9

Nanhai Rose Garden, Shekou, Nanshan District, Shenzhen, Guangdong Province, China

(5)

Mr. Yang is a 5% shareholder.  His address is: A201, Xiangjingge, Xiangqi, Garden, Baishizhou,

Shenzhen, Guangdong Province, China.

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

It is possible that the selling shareholders may not sell all of the securities being offered.

None of the Selling Shareholders has had a material relationship with us other than as a stockholder at any time within the past three years; or has ever been one of our officers or directors except as noted above.

PLAN OF DISTRIBUTION

We are registering the common stock on behalf of the selling shareholders.  ~~The common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders at a price of $0.02 per share for a period of six months after this registration statement is declared effective.~~  The 7,752,000 shares of our common stock can be sold by the Selling Shareholders at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  Please note that these shares may be illiquid as these shares are not traded on a market or exchange.

To be quoted on the OTC Bulletin Board, we must engage a market maker to file an application for a trading symbol on our behalf to the National Association of Securities Dealers.  The market maker will create a market for our shares to be traded on the open market.  This process can take between three to six months.  We have engaged a market maker to apply for quotation on the OTC Bulletin Board.

Once our stock is quoted on the OTC Bulletin Board shareholders will have a market in which to liquidate their shareholdings as desired.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.

on such public markets or exchanges as the common stock may from time to time be trading;

2.

in privately negotiated transactions;

3.

through the writing of options on the common stock;

4.

in short sales; or

5.

in any combination of these methods of distribution.

The sales price to the public may be:

1.

the market price prevailing at the time of sale;

2.

a price related to such prevailing market price; or

3.

such other price as the selling shareholders determine from time to time.

The selling shareholders are required to sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The shares may also be sold in compliance with Rule 144 of the Securities Act.  In general, under Rule 144, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If any selling shareholders enter into an agreement, after effectiveness, to sell their shares to a broker-dealer as principal and the broker-deal is acting as an underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information regarding the plan of distribution, revising the disclosure in the registration statement and filing the agreement as an exhibit. Prior to such involvement, a broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

We are bearing all costs relating to the registration of the common stock. We estimate that the expenses of the offering to be paid by us on behalf of the selling shareholders is

$55,020. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

not engage in any stabilization activities in connection with our common stock;

2.

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission (the “SEC”) has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings, in which we are involved. In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved with respect to our operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the names of our officers and directors, their present positions, ages and biographical information within the last 5 years.  Also provided is a brief  description  of  the  business  experience of our directors and executive officers  and significant employees during the past five years and an indication of  directorships  held  by  the  directors  in  other  companies subject to the reporting  requirements  of  the  Securities  Exchange  Act.

Name	Age	Position	Period Serving	Term (1)
Yulong Guo	44	CEO, President, Director, Treasurer	September 1, 2004 - August 31, 2005	1 year
Xiaoling Chen	40	Secretary	September 1, 2004 - August 31, 2005	1 year

(1)

Directors hold office until the next annual stockholders’ meeting to be held in 2005 or until a successor or successors are elected and appointed.

Mr. Yulong Guo

Mr. Guo is our CEO, President, Director, and Treasurer.  Mr. Guo was appointed as President in August 2002 and is responsible for implementing our investment projects, financial budgets and forecasts, overseeing research and development and human resources and marketing.

Mr. Guo is also responsible for our overall direction and various initiatives as needed from time to time in maintaining our company.   Mr. Guo is currently overseeing our marketing and public relations efforts in maintaining current customers and attracting new clientele.

From our inception in 1997 to August 2002, Mr. Guo was our General Manager and was responsible for research and development, whereby he and our technical staff developed:

-

SF6 Ring Main Unit Cabinet,

-

SF6 Switch Disconnector,

-

XGN 15-12 Ring Main Unit Cabinet,

-

DFW8-12 Branc Cable Cabinet,

-

VDM6-12 Vacuum Circuit Breaker with Permanent Magnetic Actuator Mechanism, and

-

SRM16-12 Insulated Ring Main Unit and Compact Switchgear.

From November 1983 through May 1992 Mr. Guo worked with Shenzhen Far East Biscuit (China) Company as the Manager of Delivery and Storage Department responsible for logistics.  The company was engaged in production and sales of the “Kangyuan” brand biscuit.

From March 1993 through May 1997 Mr. Guo worked with Shenzhen Tongke Real Estate Co., Ltd. as General Manager and was responsible for running day-to-day operations and the company's financial management.

Mr. Yulong Guo received his associate degree in Electrical Mechanisms in 1980 from the Military Collage of the Chinese People’s Liberation Army.

Mrs. Xiaoling Chen

Mrs. Chen is our Secretary.  Mrs. Chen has been our Administrative Manager since 2000.  Her responsibilities include general and administrative work, marketing and communications, and human resources.  Mrs. Chen also manages the staff and is also responsible for ensuring that operations are run efficiently.

From September 1995 to September 2000 Mrs. Chen worked for Shenzhen Libao Electronic Equipment Development Co., Ltd. as the General Office Director. The company was engaged in production, assembling and sales of closed-circuit monitor equipments.  Her responsibilities included general administrative work, marketing and communications and human resources.

From August 1985 to August 1995 Mrs. Chen worked for Shenzhen Far East Biscuit (China) Co. Ltd., as the General Office Director along with Mr. Guo. Her responsibilities included general administrative work, communications-specifically with government agencies, and human resources.

Mrs. Chen received an associate degree in Business Administration from the University of Zhongshang in 1994.  In 1995 Mrs. Chen held the "Political and Ideological" post, a certification of Office Administration Procedures and Communications and continues to hold this post to date.

Significant Employees:

Our only significant employees are Mr. Guo and Mrs. Chen, both of which provide a significant contribution to our business.

Family Relationships:

There  are  no  arrangements  or  understandings between any of our directors or executive  officers,  pursuant  to which either was selected to be a director or executive  officer,  nor  are  there  any  family relationships among any of our directors  and  officers.

Involvement in Certain Legal Proceedings:

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years and which are material to an evaluation of the ability or the integrity of our directors or executive officers:

1.

any  bankruptcy  petition  filed  by  or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy  or  within  two  years  prior  to  that  time;

2.

any  conviction  in  a  criminal  proceeding  or being subject to a pending criminal  proceeding  (excluding  traffic  violations  and  other  minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert nor do we have an audit committee established at this time.  We expect to establish this committee within the next 12 months.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of ~~October 29, 2004~~ February 7, 2005 certain information regarding the beneficial ownership of our common stock by:

1.

each person who is known us to be the beneficial owner of more than 5% of the common stock,

2.

each of our directors and executive officers, and

3.

all of our directors and executive officers as a group.

The persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.  No change in control is currently being contemplated.

As of February 7, 2005, 24,000,000 shares with a par value of $0.001 per share were issued and outstanding. We are authorized to issue 75,000,000 shares with a par value of $0.001 per share.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	% Class (1)
Officers and Directors:
Common Stock	Xiao Ling Chen No. 16, Nanhai Rose Garden, Shekou, Nanshan District, Shenzhen, Guangdong Province, China	2,400,000	10%
Common Stock	Yu Long Guo No. 9 Nanhai Rose Garden, Shekou, Nanshan District, Shenzhen, Guangdong Province, China	10,730,000	45%
Officers and Directors as a Group		13,130,000	55%
5% Shareholders:
Common Stock	Da Ming Guo Tongbomeng Inhabitant Commission, Tongmeng Town, Chaoyang City, Guangdong Province, China	1,340,000	6%
Common Stock	Rui-Qian Household House, Education Office, Tongmeng Town, Chaoyang City, Guangdong Province, China	1,330,000	6%
Common Stock	Xue Jian Hu Room 301, No. 26 Building, Zhaoshang Road (N), Shekou, Shenzhen City, Guangdong Province, China	1,330,000	6%
Common Stock	Ying Yang A201, Xiangjingge, Xianqi Garden, Baishizhou, Shenzhen City, Guangdong Province, China	2,500,000	10%
Common Stock	Jiquing Zheng Room 1308, Wan De Mansion, No. 1019 Shen Nan Zhong Road, Shenzhen, Guangdong, China	1,100,000	5%
Common Stock	Zheng Liu Room 1900 Capitol Mansion, No. 6 Xin Yuan Nan Lu, Chao Yang District, Beijing China	1,100,000	5%

(1)

Based on 24,000,000 shares outstanding as of ~~October 29, 2004~~ February 7, 2005.

DESCRIPTION OF SECURITIES

The securities being registered are 7,752,000 shares with a par value of $0.001 per share. Pursuant to our articles of incorporation, the total authorized capital is 75,000,000 shares with a par value of $0.001 per share, of which 24,000,000 shares are issued to 21 shareholders as of ~~October 29, 2004~~ February 7, 2005.  This public offering consists solely of 7,752,000 shares of common stock being resold by selling shareholders at a price of $0.02 per share; therefore, this offering will not affect the total number of shares of common stock issued and outstanding.

All of our authorized shares are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets.  Holders of shares are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.  Holders of shares are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available.  However, our present intention is not to pay any cash dividends to holders of shares but to reinvest earnings, if any.  In the event of our liquidation, dissolution or winding up the holders of shares are entitled to share pro-rata in all assets remaining after payment of liabilities.

Shares have no pre-emptive, conversion or other subscription rights.  There are no redemption or sinking fund provisions applicable to the shares.

Our articles and by-laws do not contain any provisions that would delay, defer or prevent our change in control.

Dividend Policy:

We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Should we declare a dividend in the future, such dividend will be paid to shareholders on a pro rata basis in accordance with their shareholdings at such time.

Share Purchase Warrants:

We have not issued and do not have outstanding any warrants to purchase our shares

Options:

We have not issued and do not have outstanding any options to purchase our shares.

Convertible Securities:

We  have  not issued and do not have outstanding any securities convertible into shares  or  any  rights  convertible  or  exchangeable  into  shares.

Changes in Control:

There are no arrangements which may result in a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of AEPI.

Accounting Matters

Our financial statements as of December 31, 2003, appearing in this prospectus and registration statement have been audited by Robert G. Jeffrey, Certified Public Accountant, an independent auditor, as set forth in their report thereon, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The validity of the shares offered hereby will be passed upon for us by Clark Wilson, a law firm located in Vancouver, British Columbia.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes ("NRS") and our bylaws.  Section 78.7502 of the NRS  provides  that a corporation may eliminate personal liability of an officer or  director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such  indemnification is limited if such party  acted in good faith and in a manner which he reasonably believed to be in or  not  opposed  to  the  best  interest  of  the  corporation.

Our  articles of incorporation and bylaws allow us to indemnify our officers and directors  up  to  the  fullest  extent  permitted  by  Nevada  law,  but  such indemnification  is  not automatic.  Our bylaws provide that indemnification may not  be made to or on behalf of a director or officer if a final adjudication by a  court  establishes  that the director or officer's acts or omissions involved intentional  misconduct,  fraud,  or  a  knowing  violation  of  the law and was material  to  the  cause  of  action.

Unless  limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful,  on  the  merits  or  otherwise, in the defence of any proceeding to which  the  director  was a party because of being a director of the corporation against  reasonable  expenses  incurred  by  the director in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In  the  event  that  a  claim  for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful  defence of any action, suitor proceeding, is asserted by a director, officer  or  controlling  person  in  connection  with  the  securities  being registered,  we  will  submit  the  question of whether indemnification by us is against  public policy to an appropriate court and will be governed by the final adjudication  of  the  case.

ORGANIZATION WITHIN THE LAST FIVE YEARS

Business Development

~~We, Asia Electrical Power International Group Inc., were~~ AEPI was incorporated in the State of Nevada on August 30, 2002 as “Berita International Corporation”, for the purpose of producing high and mid-voltage electrical switchgears in ~~the People's Republic of~~ China.  On December 24, 2003, we changed our name to “Keiji International Group Inc.” and on September 30, 2004 we changed our name to “Asia Electrical Power International Group Inc.”.

On January 23, 2003, we entered into an Asset and Share Exchange Agreement (the “Agreement") (Exhibit 2.1) with Shenzhen Naiji Electrical Equipment Co., Ltd. ("Naiji"), a China Corporation whereby we acquired all the issued and outstanding stock of Naiji ~~valued at $483,396~~ for consideration of 24,000,000 shares of our common stock.

~~Naiji’s stock was valued at $483,396 as this represented the cash contributions of each shareholder.~~  In China, corporate ownership is determined by each shareholder’s proportionate cash contribution instead of proportionate share ownership.  There is no authorized capital or amount of outstanding stock established.

As a result, Naiji became our wholly-owned subsidiary.  The shareholders of Naiji unanimously agreed to enter into the Agreement for the purposes of restructuring itself in anticipation of becoming listed on the OTC Bulletin Board.  AEPI was formed by Naiji for this purpose.  Prior to entering into the Agreement; we had no assets, liabilities, equity and had not issued any of our shares.  As a result of entering into the Agreement; the shareholders of Naiji became the shareholders of AEPI in equal proportion wherein the 24,000,000 shares were allocated based on the capital contributions, or ownership of Naiji.  The Agreement therefore was a non-arms length transaction.

Naiji has produced high and mid-voltage electrical switchgears since its inception in 1997.

Prior to signing the Agreement, Naiji produced the following products:

-

SF6 Ring Main Unit Cabinet,

-

SF6 Switch Disconnector,

-

XGN 15-12 Ring Main Unit Cabinet,

-

DFW8-12 Bank Cable Cabinet,

-

VDM6-12 Vacuum Circuit Breaker with Permanent Magnetic Actuator Mechanism, and

-

SRM16-12 Insulated Ring Main Unit and Compact Switchgear.

Prior to signing the Agreement, we had no business activities, assets, liabilities, or equity.  There were also no share issuances prior to signing the Agreement.  Mr. Guo and Mrs. Chen was our President and Secretary, respectively, during this time.

For the years ended December 31, 2002 and 2003 and for the ~~six~~ nine month period ended ~~June 30,~~ September 30, 2004, we generated a profit of $40,668, $60,373, and $80,504 respectively.

Naiji expects to expand its operations in China and wishes to raise the necessary funds by means of attracting investment in the public market.

Description of Business

Principal Products, Services and Their Markets

We design, manufacture and market electrical power systems designed to monitor and control the flow of electrical energy and to provide protection to motors, transformers and other electrically powered equipment.

~~Our products are marketed to transportation, industrial, and government sectors.   To date we have serviced transformer substations, residential areas, hospitals, schools and airports.~~

~~Our products are used to distribute open and close electric circuits used to control high current application such as a power and transforming station or electric motors.  Power switching components (switchgears) are used to regulate the electrical flow at an acceptable level.  Our products are for the general use of 10KV environments.~~

~~Our line of products is often used in combinations with each other in order to meet specific customer needs.  Approximately 80% of our revenues are derived from sales of our XGN15-12II SF6 Insulated Ring Main Unit with Compact Switchgear, FLN36-12D SF6 Switch Disconnector, and FLW18-12 Outdoor SF6 Disconnector.~~

~~XGN15-12II SF6 Insulated Ring Main Unit with Compact Switchgear~~

~~In forming the main switchgear this product we designed and manufactured is used for alternating current.  The main feature of this unit is the SF6 insulating ring.  SF6 is sulphurhexaflouride, a non-poisonous electronegative gas.  It is used as the insulation to protect the electrical components and also has arc extinguishing properties.  An arc is sparking which results when there are undesired flows of electrical current resulting in increased temperature in the unit.  When this sparking occurs, the SF6 separates the current and lowers the temperature to a normal level.  Because of the aluminium oxide in the system, the process of lowering the temperature regenerates the electronegative gas.  The combination of the electronegative gas and aluminium oxide enables the appropriate level of gas to be maintained while supporting its arc extinguishing function.~~

~~This unit is mostly used in compact stations, distribution substations in industrial networks, compact transformer stations.  The expected life of this unit is 20 years.~~

~~FLN36-12D SF6 Switch Disconnector~~

~~In a distribution network, the use of switch disconnectors is needed to make directional connections.  SF6 is also used as the protective barrier with Arc extinguishing properties.  We design and manufacture disconnectors to meet the integrated network requirements, specific to customer needs.  The expected life of this unit is 20 years.~~

~~VDM6-12 Vacuum Circuit-breaker with magnetic actuator mechanism~~

~~We designed and manufactured this outdoor circuit breaker to include the magnetic actuator mechanism; a latch used for reliable open and close operations.  The opening and closing is achieved by magnetic force powered by a low wattage battery as opposed to springs which may stretch or break over time.~~

~~A circuit breaker is a device used to complete, maintain, and interrupt currents flowing in a circuit under normal or faulted conditions. A vacuum circuit breaker utilizes a vacuum to extinguish Arcing when the circuit breaker is opened and to act as a dielectric, or an insulating medium that intervenes between two conductors with a material having the property required to establish an electric field, is recoverable in whole or in part as electric energy to insulate the contacts after the arc is interrupted. One type of circuit breaker is called a recloser. A vacuum recloser is designed to interrupt and reclose an AC current circuit automatically, and can be designed to cycle a set number of times before it must be reset manually.  The expected life of this unit is 25 years.~~

~~SRM16-12 SF6 insulated ring main cabinet with compact switchgear~~

~~This unit combines the SF6 Insulated Ring Main Unit with Compact Switchgear and our Open and Closed distribution cabinets.  The expected life of this unit is 20 years.~~

~~XGW1-12 Open and closed distribution cabinet~~

~~We design and manufacture modular and custom fitted cabinets suitable for our products and also for pre-existing power stations.  Cabinets are made of stainless steel, have anti-corrosion properties and water resistant.  All fittings needed for switches and other necessary components are included and compatible with other similar products on the market.  Cabinets are affixed to a metal or concrete base.  The expected life of this unit is 20 years.~~

~~DFW8-12 Branch cable cabinet~~

~~Branch cable cabinets are used to branch cables with cable connectors without using switches or busbars- an electrical conductor that makes a common connection between several circuits.  It is widely used in 10kV electric power systems, to connect cable for adopting magnetic actuator mechanism in the vacuum circuit-breaker as the main switch.  The expected life of this unit is 20 years.~~

~~FLW18-12 Outdoor SF6 Disconnector~~

~~Like the FLN36-12D SF6 Switch Disconnector, its outdoor counter part, usually mounted on poles, also features the use of switch disconnectors needed to make directional~~

~~______________________________________________________________________________________-29-~~

~~connections in an integrated outdoor network.  SF6 is also used as the protective barrier with Arc extinguishing properties.  This unit also has remote access to monitor and detect any abnormalities.~~

~~We design and manufacture disconnectors to meet the integrated network requirements, specific to customer needs.  The expected life of this unit is 20 years.~~

~~CDM17-12 Outdoor Vacuum circuit-breaker with permanent-magnetic actuator mechanism~~

~~Similar to the Vacuum circuit breaker with permanent magnetic actuator discussed above, we design and manufacture an outdoor counterpart.  Both units have similar characteristics however the outdoor unit has higher voltage capabilities and is mostly used for large electric power grids.  The expected life of this unit is 20 years.~~

~~KYN-12 Metal-enclosed switchgear~~

~~This unit is a power distributing equipment used to control and monitor 3.6-12kV, three-phase, 50Hz, single busbar and single busbar subsection power system used in power plants, transformer substations and mining industries.  This unit can be used with the Outdoor Vacuum Circuit-breakers as its main switch.  The expected life of this unit is 20 years.~~

We carry a wide range of products which are generally configured together in various combinations to form a whole electric power and management system.  The combinations vary depending on the needs of the customer and design specifications.

Our line of products is as follows:

Product	Typical Customer	How the products are used	Targeted Market
XGN15-12II SF6 Insulated Ring Main Unit with Compact Switchgear

•

A typical customer would include residential, commercial, urban or rural developments of which require this product to be configured with existing power systems.

•

This product is also used by customers to expand their existing power system to accommodate a larger network of electricity.

•

Wholesale manufacturers and electrical equipment installation companies also purchase this product for either resale or configuring in other existing power systems.

•

Electrical Bureaus may also require this product for use in existing power grid systems.

•

This product is used in conjunction with existing power systems to pass electrical current from one area to another; to allow for continuous flow of electricity.

•

This product uses SF6 sulphurhexaflouride, a non-poisonous electronegative gas as insulation to protect the components.

•

This product also has arc extinguishing properties through the use of circuit breakers.  An arc is sparking which results when there are higher than normal levels of current and results in increased temperature in the unit.  This occurs when the level of electricity used at one time exceeds a maximum level.  The circuit breaker detects excessive power demands in a circuit and self-interrupts the arc when high levels of current occur.

•

It is used primarily in connection with the generation, transmission, distribution and conversion of electric power.

•

Residential and commercial developers or contractors of which may require expansion of existing power systems to new areas.

•

Wholesale manufactures who may make bulk purchases.

•

Electrical equipment installation companies who may refer us to potential customers.

•

Electrical Bureaus of urban and rural cities who may award contracts to us to service various existing or new transportation developments such as airports, subway stations, etc.  They may also require certain areas to be networked in order to distribute power to these areas.

FLN36-12D SF6 Switch Disconnector	• Customers who have existing power systems (as above) • Wholesale manufacturers (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus (as above)

•

This product is used in conjunction with existing power systems for opening and closing functions.  Opening and closing is achieved through the use of latches and metal springs and occurs when electricity is initiated and terminated, much like when a light switch is turned off and on.

•

It also as arc extinguishing properties and uses SF6 as insulation.

• Developers or contractors (as above) • Wholesale Manufactures (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus of urban and rural cities (as above)
VDM6-12 Vacuum Circuit-breaker with magnetic actuator mechanism	• Customers who have existing power systems (as above) • Wholesale manufacturers (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus (as above)

•

This product functions similar to the  FLN36-12D SF6 Switch Disconnector with the exception that it uses magnetic forces for opening and closing functions switches as opposed to latches and metal springs, and uses a vacuum to extinguish arc as opposed to a traditional circuit breaker.

•

This product is generally a higher model compared to the FLN36-12D SF6 Switch Disconnector.

• Developers or contractors (as above) • Wholesale Manufactures (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus of urban and rural cities (as above)
SRM16-12 SF6 insulated ring main cabinet with compact switchgear	• Customers who have existing power systems (as above) • Wholesale manufacturers (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus (as above)

•

This product is used in the same manner as the XGN15-12II SF6 Insulated Ring Main Unit with Compact Switchgear with the exception that this product also comes with modular or custom fitted cabinets suitable for pre-existing power systems.  Cabinets are made of stainless steel, have anti-corrosion properties and water resistant.

•

All fittings needed for switches and other necessary components are included and compatible with other similar products on the market.  Cabinets are affixed to a metal or concrete base.

•

The product also has opening and closing functions.

•

A customer would use this product as opposed to the XGN15-12II SF6 Insulated Ring Main Unit with Compact Switchgear if it previously did not have a cabinet to encase the switchgear.

• Developers or contractors (as above) • Wholesale Manufactures (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus of urban and rural cities (as above)
XGW1-12 Open and closed distribution cabinet	• Customers who have existing power systems (as above) • Wholesale manufacturers (as above) • Electrical equipment installation companies (as above)

•

This product is used to encase and protect the switchgear.

•

It would normally be used in conjunction with the XGN15-12II SF6 Insulated Ring Main Unit with Compact Switchgear to form the SRM16-12 SF6 insulated ring main cabinet with compact switchgear as describe above (includes XGN15-12II SF6 Insulated Ring Main Unit with Compact Switchgear and cabinet) however is sold separately should customers only require a distribution cabinet.

• Developers or contractors (as above) • Wholesale Manufactures (as above) • Electrical equipment installation companies (as above)
DFW8-12 Branch cable cabinet	• Customers who have existing power systems (as above) • Wholesale manufacturers (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus (as above)

•

This product’s use is similar to that of the XGN15-12II SF6 Insulated Ring Main Unit with Compact Switchgear of which it is used to pass electrical energy from one area to another to allow for continuous flow of electricity except this product uses branch cables.

•

Some power systems are configured differently and use branch cables as opposed to switchgears.

• Developers or contractors (as above) • Wholesale Manufactures (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus of urban and rural cities (as above)
FLW18-12 Outdoor SF6 Disconnecter	• Wholesale manufacturers (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus (as above)

•

This product is used to form a complete outdoor electrical power and management system.

•

This product functions to distribute and make directional connections of electricity to integrated networked (power lined) areas.

•

It is the outdoor counterpart of the FLN36-12D SF6 Switch Disconnector with opening and closing functions and arc extinguishing properties.

•

This product also can be monitored and controlled manually or by remote control within a 15km radius.

• Wholesale Manufactures (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus of urban and rural cities (as above)
CDM17-12 Outdoor Vacuum circuit-breaker with permanent-magnetic actuator mechanism	• Wholesale manufacturers (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus (as above)

•

Like the FLW18-12 Outdoor SF6 Disconnecter, this product is used to form a complete outdoor electrical power and management system used to distribute electricity to networked (power lined) areas.

•

It is the outdoor counterpart of the VDM6-12 Vacuum Circuit-breaker with magnetic actuator mechanism and uses magnetic forces and vacuum for opening and closing functions and arc extinguishment, respectively.

• Wholesale Manufactures (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus of urban and rural cities (as above)
KYN-12 Metal-enclosed switchgear	• Customers who have existing power systems (as above) • Wholesale manufacturers (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus (as above)

•

This product is used as an electrical conductor that makes a common connection between several circuits.  A common connection would be required if an existing electrical network would be expanded to accommodate larger electrical network.

•

This product is similar to the SRM16-12 SF6 insulated ring main cabinet with compact switchgear however it does not use SF6 for insulation.

• Developers or contractors (as above) • Wholesale Manufactures (as above) • Electrical equipment installation companies (as above) • Electrical Bureaus of urban and rural cities (as above)

Advertising and marketing strategy

Our marketing strategy to target our markets are based on:

1.

The efforts of our sales staff in our marketing department and branch offices located throughout the region to obtain new customers.

2.

Effective client relations management directed through top management to maintain current customer base and to encourage referrals through these customers.

In maintaining customer relations, our sales staff in our branch offices offer technical support, tend to customer service matters and arrange for on site visits from our technical staff to follow up on questions or concerns the customer may have.

Members of our top management oversee the efforts of our sales staff and make adjustments to our marketing strategy as appropriate in response to market conditions.   Top management approve all marketing strategies carried out by our sales staff.

As per the above table, our target markets include the following:

•

Residential and commercial developers or contractors which may require expansion of existing power systems to new areas.

o

Our sales staff regularly keep in contact with developers and contractors for future referrals to service any new development projects.

o

Sales staff also seek new developers and contractors within their region via referrals from existing customers, or community resources (newspapers, trade magazines, etc.).

•

Wholesale manufactures who may make bulk purchases.

o

We may offer a discount on bulk purchases and or discounts if we receive referrals from new customers.  Manufacturers may keep promotional materials of ours in efforts to promote our products to their customer base.

•

Electrical equipment installation companies who may refer us to potential customers.

o

Installation companies who are also licensed electricians appointed by government authorities also have their own customer base from which we may receive referrals

o

We use a variety of installation companies as our products require installation by these licenses electricians and by disbursing our installation hires throughout the region; we introduce our products to these electricians who may refer our products to their customers.

•

Electrical Bureaus of urban and rural cities who may award contracts to us to service various existing or new transportation developments such as airports, subway stations, etc.  They may also require certain areas to be networked in order to distribute power to these areas.

o

We keep abreast on new rural and urban developments and bid on contracts to service these areas which require development or expansion.

The majority of our marketing efforts are tended to generate referrals from existing customers.  We place an emphasis on providing what we believe to be a higher lever of customer service, specifically relating to our on site visits, and technical support.

Distribution Methods and Installation

Sales Network

We have developed an integrated sales network in China, with the following 11 sales and marketing branch offices outside of Guangdong unless otherwise stated:

Branch Office Location

KM from Principal Office in Shenzhen

Guangzhou (Inside Guangdong)

137

Nanning

864

Changsha

1,306

Huizhou (Inside Guangdong)

92

Kunming

1,867

Changchun

3,554

Shanxi

655

Jinan

2,188

Beijing

2,639

Yinchuan and

2,874

Xi-an

1,980

Branch offices are solely responsible for all sales and marketing efforts.  All sales orders are directed to the operations office in Shenzhen whereby the products are manufactured and assembled.

The rent for the principal offices is $ 9,500 per month.

The rent for the branch offices are $ 150 per month for each office.

Distribution

Within the Guangdong province, we distribute our products through our own fleet of vans.  Approximately 30% of deliveries and sales are within the Guandong province.  With sales orders outside of the Guangdong province, we contract out to freight forwarders to deliver our products.  The remaining 70% of deliveries and sales are outside of the Guangdong province.

We have a contract with freight forwarders for a period of 1 year.  The freight forwarding industry is highly competitive and widely disbursed throughout China.  We can easily engage other forwarding companies if there is a need.

Subcontractors

We hire three subcontractors to produce custom fitted cabinets to encase our products in the appropriate dimension specific to customer needs.  ~~We have a 1 year contract with our subcontractors.~~  Services provided by subcontractors are currently on a job by job basis.

Should there be a need, there are other subcontractors throughout the region to whom we can subcontract this service.

Custom fitted cabinets are required when installation of certain components of a power system are added (“Add-Ons”) to an existing system previously not designed or installed by us.  Add Ons will usually require a custom fitted cabinet.

Complete power systems from our factories do not require these custom cabinets given that there is adequate space on the customer’s premises to occupy the power system.

Under circumstances where space is limited to certain dimensions, we may need to adjust the setup of the system to be able to fit in the specified area.  In this case, we would require custom fitted cabinets.

Installation

Once products are delivered, installation is completed by installation companies with electricians licensed by Government Authorities.  According to laws of China, only electricians licensed by Government Authorities are authorized to install low and high voltage equipment.

However, we provide servicing and technical assistance after installation and a one year warranty on parts.  Warranty on each product is standard on each contract.

We have no formal agreement with any installation companies.  There are many installation companies disbursed within our sales network, both inside and outside of the Guangdong province.   Accordingly, we have historically been able to receive timely installations of our products.  Installation services are provided by subcontractors on a job by job basis.

New Products

We are not currently developing any new products.  We will consider allocating resources to product development when we raise additional capital.

Competition

We expect to encounter significant competition from other power transmission/ distribution equipment companies that have been in the industry for a longer period of time and have a more extensive line of products than us. These industries are populated by many national or international companies, with significantly greater resources than ours.

The major companies in the power transmission/ distribution equipment market are ABB, Siemens, and Schneider Electric. In addition, other smaller manufacturers exist in this market throughout the region.

There are also competitors that carry copyright infringed products, or pirated products which are of lesser quality, resulting in a lower selling price.  Price is an important factor in methods of competition; however, we believe that customer service from inception our the customer relationship throughout the life of the product purchased is an equal factor in methods of competition.

Our competitors may offer a lower price given they may have stronger purchasing power due to economies of scale of their raw materials.

Our selling price includes not only the product, but also encompasses the customer service we provide throughout the life of our product, and consequently our relationship with our customer(s).  Our products expected life averages over 20 years and throughout this time, we intend on maintaining our relationship with our customers and building new relationships through referrals.

Our methods of competition is focused on providing on-site visits to address any questions or concerns the customer may have or just to follow up on whether the customer is satisfied with our product.  Most of our competitors, to the best of our knowledge, do not follow up with their customers in this fashion.

Availability of Raw Materials

The raw materials we use are readily available as the supply of insulation and conductive materials, to our knowledge and experience, is highly competitive.  ~~We have a wide range of suppliers we use throughout the region.~~  We have historically been able to procure the raw materials we require on a timely basis and have used various sources of supply to meet our needs.  These suppliers are located throughout the region, both inside and outside of the Guangdong province.  We have contracts with our major suppliers.  A sample form of our Standard Supplier Agreement is included as Exhibit 10.3.

The major raw materials we use in production are:

For insulation:

-

SF6 Gas,

-

Sheet metal

For connectivity:

-

copper wiring,

-

copper plating,

-

sheet metal, and

-

various types of magnetic materials.

Dependence on Major Customers

As of ~~December 31, 2003~~ February 7, 2005, approximately ~~60%~~ 45% of our sales were made to the following customers:

Company Name	Sales $	%
Shanxi Wanlian Electronics Co, Ltd.	4,860,000	11%
Nanchang Shanghua Electrical Equipment Co., Ltd.	2,720,000	6%
Beijing Huadianlian Electronics Co, Ltd.	1,880,000	4%
Beijing Haitong Electronics Co, Ltd.	1,710,000	4%
Shanxi Datong Electry Co., Ltd. Branch	1,650,000	4%
Guangjian Electronic Engineering Co, Ltd.	1,500,000	3%
Xuzhou Electricity Bureau Tongshan Branch	1,280,000	3%
Shanghai Delixi Electronics Group Co., Ltd.	1,280,000	3%
Huangshan Power Supply Co., Ltd.	1,170,000	3%
Guangzhou Huadu Materials Supply & Development Co., Ltd.	1,000,000	2%
Shenzhen Baoanrenda Electronics Industrial Co., Ltd.	830,000	2%
Total		45%

We have distribution agreements with the parties set forth above.  Please refer to Exhibit 10.4 for our Standard Sales Contract.

Patents, Trademarks and Labour Contracts

Patents

We carry one patent for our FLN36-12D SF6 Switch Disconnector.  We obtained this patent from the National Intellectual Property Bureau in April 2000.  The patent life is 10 years and expires April 2010.

The significance of carrying a patent on this product is that at the time, we expected to generate the majority of our revenues from this model and wanted protection from any loss of revenue from the pirating of this product by various sources and from sales in illegal markets.    However, the FLN36-12D SF6 Switch Disconnector has continuously been pirated despite the patent.

We do not carry any patents for our other products because the cost of obtaining a patent would outweigh the benefits as copyright infringement laws in China are relatively new and enforcement to our knowledge is rare.

Since China joined the World Trade Organization, the Trademark Law was amended in 2001 and Implementing Rules in late 2002, and amended its copyright law.

Enforcement of copyright infringement in China has also been addressed, including recent changes that stiffened penalties for patent, trademark or copyright infringement, and the use of preliminary injunctions, and added criminal liability as an available remedy to trademark infringement.

In light of these new amendments, we may apply for patents on the remainder of our products in 2005.

Trademarks

We do not have any trademarks on our trade name or logo.

Labour Contracts

Under the China’s National Labor Law, companies are required for its workers and employers of all types of enterprises to sign individual, as well as collective, contracts for a one year term, renewable every year.  Please see “Effect of Government Regulation” below.

Need for Government Approval

We are required to have all of our products tested by an independent research institute appointed by government authorities.  All of our products are tested by the Xi-An High Voltage Apparatus Research Institute located in Shenzhen.  Our products must pass all the required tests and upon completion, we will receive a clearance certification which will enable us to test the product ourselves.  Each of our products on the market has received these clearance certifications and as a result, we are testing all our products in our factories.  The process of obtaining a clearance certification is approximately 8 weeks, and costs up to $60,000 per product.

We will be subject to regular random inspections by government authorities of our products to ensure compliance with consumer laws and administrative rules and regulations on electric power.

Effect of Government Regulation

In addition to the need for government qpproval for our productions as discussed above, to the best of management’s knowledge, we are subject to the following material laws and regulations:

China National Labour ~~Laws (Source- U.S. Department of State- 1998 Country Report on Economic Policy and Trade Practices:  China).  The full report is included in Exhibit 99.1.~~ (Source- U.S. Department of State- Country Report on Human Rights Practices-2003 China).  An except of this  report relating to labour laws is included in Exhibit 99.1.

We are subject to these labour laws applicable to our 68 full time employees filling positions in our Marketing, Quality Control, Research and Development, Productions, Purchasing/Transportation, Administration and Finance Department.  To the best of our knowledge, we are not in violation of any labour laws in effect.

The Right to organize and Bargain Collectively: China’s National Labor Law, which entered into force on January 1, 1995, permits workers in both state and private enterprises in China to bargain collectively. The National Labor Law provides for ~~workers and employers at all types of enterprises to sign individual as well as collective contracts. Collective contracts should be worked out between the All-China Federation of~~

~~ACFTU or worker representatives and management and specify such matters as working conditions, wage distribution, and hours of work.~~ collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management, and should specify such matters as working conditions, wage scales, and hours of work. The law also permits workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract.

Minimum Age for Employment of Children: China’s National Labor Law forbids employers to hire workers less than 16 years of age and specifies administrative review, fines and revocation of business licenses of those businesses that hire minors. Laborers between the ages 16 and 18 are referred to as “juvenile workers” and are prohibited from engaging in certain forms of physical work including labor in mines.

Acceptable Conditions of Work: ~~The National Labor Law codified many of the general principles of China's labor reform, setting out provisions on employment, labor contracts, working hours, wages, skill development and training, social insurance, dispute resolution, legal responsibility, supervision and inspection. The law does not set a national minimum wage, but allows local governments to determine their own standards on minimum wages. On May 1, 1995, China reduced the national standard work week from 44 hours to 40 hours, excluding overtime. The National Labor Law mandates a 24-hour rest period per week, and does not allow overtime work in excess of three hours a day or 36 hours a month and sets forth a required scale of overtime compensation.~~

~~Every work unit must designate a health and safety officer.  Moreover, while the right to strike is not provided for in the 1982 Constitution, the Trade Union Law explicitly recognizes the right of unions to "suggest that staff and workers withdraw from sites of danger" and to participate in accident investigations.~~

The Labor Law provides for broad legal protections for workers on such matters as working hours, wages, and safety and health. The Trade Union Law invests unions with the authority to protect workers against violations of their legal rights or contractually agreed conditions of work. The Law on the Prevention and Treatment of Occupational Diseases, and the Production Safety Law identify responsibilities for work-related illness and accidents, and provide for specific penalties for violation of the law. However, there remains a substantial gap between the law’s formal provisions for work conditions and the actual situation in the workplace.

There is no national minimum wage. The Labor Law allows local governments to determine their own standards for minimum wages. Local governments generally set their minimum wage at a level higher than the local minimum living standard but lower than the average wage. Widespread official corruption and efforts by local officials to attract and keep taxpaying, job-producing enterprises that might otherwise locate elsewhere undercut enforcement of the minimum wage provisions.

The Labor Law mandates a 40-hour standard work week, excluding overtime, and a 24-hour weekly rest period. It also prohibits overtime work in excess of 3 hours per day or 36 hours per month and mandates a required percentage of additional pay for overtime work.

Compliance with China National Labour Laws

We have complied with the China National Labour Laws as discussed above.  Our administration department takes a proactive approach to ensuring that we and our employees adhere to labour laws.

Research and Development

~~In 2002 and 2003 fiscal year ends~~ During fiscal 2002 and fiscal 2003, we spent approximately $60,000 on research and development.  During this period, we developed the SRM16-12 SF6 Insulated Ring Main Unit and Compact Switchgear and the following:

-

Indoor High-voltage SF6 Switch Disconnector used with the SF6 Ring Main Unit

Cabinet

-

XGN15-12 Ring Main Unit Cabinet adopting the FLN36-120 Switch

Disconnector as the main switchgear.

-

Outdoor XGW1-12 SF6 Open and Closed Distribution Cabinet.

-

DFW8-12 Branch Cable Cabinet with Switch Disconnector,

We expect to recover research and development costs within one year of launching the product into the market.

Compliance with Environment Laws

Prior to establishing our operations office, as required by the ~~People’s Republic of China Law (PRC Law)~~ laws of China, the Environmental Bureau requires inspection of the premises and production cycle to ensure applicable environmental laws is not breeched.  Only after inspection is passed can businesses apply for a business licence from the Industry and Business Bureau.

On June 20, 1997, after passing inspection, we received our business license for a period of 10 years ended June 20, 2007.   After this period expires, we are subject to another inspection in order to extend our business license for another 10 years.  Our business licence is attached as Exhibit 99.2.

To the best knowledge of management, we are not in violation of any environmental laws in place as production of our products and, other than products which use SF6, the materials we use, are environmentally friendly and our operations do not result in emitting hazardous substances.

The SF6 gas which we use as insulation is considered hazardous and should not be recycled or released into the environment. This material should be properly disposed of and we have a policy to bring such materials to hazardous materials plants to properly dispose of this material.

Any scrap materials or obsolete inventory is disposed of at local recycling plants.

To date, we have incurred minimal costs to dispose of SF6 during the past few fiscal years as the SF6 we obtain as raw material is safely stored in hermetic containers until they are assembled into finished goods.  We rarely have leftover scrap materials, especially SF6, as we utilize all raw materials we acquire into production.

SF6 in finished goods, or inventory, also rarely become obsolete as the technology requiring SF6 as insulation is relatively new and we expect to produce power systems with SF6 for the foreseeable future.  SF6 does not have an expiry date and does not pose any danger provided that it is properly contained.

Employees (See also “Description of Property” below)

Principal Business Office

We have 68 full time employees in our Principal Business Office, filling positions in our Marketing, Quality Control, Research and Development, Productions, Purchasing/Transportation, Administration and Finance Departments.  Manufacturing facilities are on this site as well.

The Marketing Department is disbursed throughout the region in both our Principal Business Office and Branch Offices.  In our Principal Business Office, there are approximately 30 people ~~in the department~~, responsible for launching advertising campaigns, market research and customer service.

The Quality Control Department is located in the Principal Business Office and responsible for outer and inner design specifications, input and output inspection, inventory management, product testing and after installation service support.  This department also supervises the production department.  There are 7 employees in this department, consisting of engineers and other technical staff.

The Research and Development Department is located in the Principal Business Office and is responsible for innovation of new and improved technologies.  The department works closely with the Quality Control Department to ensure new products are constructed within specifications.  There are 15 employees in this department consisting of engineers and other technical staff.

The Production Department is located in the Principal Business Office and is responsible for production, assembly and packaging.  The department receives all specifications from the quality control department.  There are 3 employees in this department.

The Purchasing and Transportation Department is located in the Principal Business Office and is responsible for fulfilling inventory orders from the quality control department, inventory management and co-ordination of delivery and installation. There are 5 employees in this department.

The Administration Department is located in the Principal Business Office and is responsible for human resources, training, and payroll.  The department also evaluates all processes to ensure certain levels of efficiency are maintained.  There are 4 employees in this department.

The Finance Department is located in the Principal Business Office and is responsible for compliance with accounting principles and national tax laws, bookkeeping, preparing budgets and analysis of financial reports.  There are 4 employees in this department consisting of senior and junior staff accountants.

Branch Offices

We have 10 employees for each of our 11 Branch offices located throughout the region.  Branch offices were established to integrate an extensive sales network, directly solely for sales and marketing efforts.

Administrative Branch Office

We have 2 consultants in our Administrative Branch Offices.  Our consultants provide translation and EDGAR filing services.  Our consultants also have access to legal counsel for the purpose of preparing the necessary reports to comply with regulations applicable to fully reporting companies.  Mr. Guo provides this office space for our consultants rent free.

Reports to Security Holders

Annual Reports

We intend to file annual reports to security holders and the United States SEC on Form 10-KSB in accordance with the provisions of Section 12 of the Securities Exchange Act.  Such annual reports will include audited financial statements.

Periodic Reports with the SEC

As of the date of this registration statement, we have not been filing periodic reports with the SEC. However, the purpose of this registration statement is to become a fully reporting company on a voluntary basis.  Hence, we will file periodic reports with the SEC as required by laws and regulations applicable to fully reporting companies.

Availability of Filings

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  We currently do not have an internet website.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  The application of GAAP involves the exercise of varying degrees of judgment. The resulting accounting estimates will not always precisely equal the related actual results.  Management considers an accounting estimate to be critical if:

-

assumptions are required to be made; and

-

changes in estimates could have a material effect on our financial statements.

The following table presents information about our most critical accounting estimates and the effects of hypothetical changes in the assumptions used when making such estimates:

Balance Sheet Account	There is a risk of Change because?	How did we arrive at these estimates?	How Accurate have we been in the past?	How Likely to change in the future?
Accounts Receivable

We provide an Allowance For Doubtful Accounts (AFDA) based on the credit ratings of customers and age of the account.  Uncollectible accounts are also written off, particularly when bankruptcy occurs.   The allowance we provide is an estimate based on historical information and may not reflect current conditions as to whether the account may be collectible.

AFDA are made on accounts older than 2 years.  It is common in the industry for accounts less than 2 years to be considered current.  Collection mostly occurs within 1.5 years.  Accounts older than 2 years are reasonably likely to be uncollectible and AFDA are provided for the sum of these accounts.

These estimates of AFDA have been accurate in the past as the majority of accounts older than 2 years belong to customers who have become bankrupt.  Collection continues to occur within 1.5 years.  There are situations where bankruptcy occurs on more current accounts where the account will be written off. Current accounts of which become bankrupt would not have been included in previous estimates of AFDA.

This method of determining AFDA will likely not change as we have been able to collect on the majority of accounts within 1.5 years and write off uncollectible account which normally occurs on accounts older than 2 years.  We may adjust the method of determining AFDA on potential bankrupt clients however to date; we do not foresee the need as we expect to collect account within the normal time period of 1.5 years.

Inventory

We review the net realizable value of our inventory to ensure that it is recorded at a lower of cost or market value.  At this time, any obsolete inventory is written off.  The market value could change due to the success of technical innovation on our part or by competitors within the switchgear market.

The cost of our inventory (including manufacturing overhead) is compared tonot realizable value in the market. Selling prices have remained stable despite market conditions..

Our selling prices have remained stablet and, as a result,; we have not required writing down of inventory.  Market conditions may force the selling price down amongst competitors; however;; we will continue to maintain our selling prices as we compensate the difference in price by provided technical support after installation and what we believe to be a higher lever of customer service.

We do not foresee to decrease our selling price to a level that would cause net realizable value to be less than cost of our inventory.  We have continued to generate sales based on these selling prices despite fluctuation in market conditions.

Fixed Assets

We calculate our depreciation using the straightline method based on useful lives of the assets.  The useful lives of the asset could change due to technical innovation and or other factors and we may write off or write down obsolete assets.

		The estimated lives of fixed assets are based on guidelines provided by Chinese tax authorities. These guidelines reflect the actual useful lives of the assets.	Our fixed assets are currently being utilized last for the length of the lives we are using for depreciation.	We do not forsee any changes.
Intangible Asset

Our intangible asset consists of technical methodologies and specifications of our products.  We amortize the cost of the asset over the estimated useful life of 5 years.  The useful life of the asset could change due to technical innovation and or other factors and we may write off this asset should it become obsolete.

		The estimated life was determined based on our prediction as to when we will develop new products to replace products developed under this methodology and therefore render this asset obsolete.	We acquired this asset in 2001 and foresee we will produce our products under these methods well into 2006.

We may develop new methodologies and products however will require additional capital to expend on research and development.  It will require approximately 1-2 years developing these products and within this time, we will use the existing methods of production.

Accrued Liabilities (Income Tax)

We are subject to income taxes in China.  The determination of the tax liability is based on calculations which are further based on estimates such as, for example allowances for bad debt.  These estimates may change from time to time and the final tax outcome may increase or decrease our income tax expense provision made.

Income tax provision is calculated based on the statutory  tax rate and level of operating income.  Operating income is based on various estimates we make regarding the above mentioned items which may differ from actual results.  This calculation is provided monthly and instalments are made toward the tax liability.

Our estimates currently have been in line with the actual assessment in our tax liability. Income tax provisions are calculated monthly.

Taxes payable calculations are based on a fixed rate which we do not foresee to be changed.  However, our estimates may change from time to time and this may affect the income tax provision.  We may under or over remit our �nstalments based on how our estimates differ from actual results.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

The following is an analysis of our revenues and gross profit, details and analysis of components of expenses, and variance from December 31, 2003 compared to December 31, 2002.

December 31, 2003 vs. December 31, 2002:

	2003	% Sales	2002	% Sales	% Change
Sales	4,934,276	100%	6,322,870	100%	-22%
Cost of Goods Sold	4,249,816	86%	5,568,288	88%	-24%
Gross Profit	684,460	14%	754,582	12%	-9%

Revenues decreased from ~~2004~~ 2003 compared to ~~2003~~ 2002 from $6,322,870 to $4,934,276 or 22%.  The decrease was attributed to the switchgear market being over supplied with lower grade, pirated products which were in turn, lower in price.

These products are often used from scrap or recycled materials or may be reproduced without having had the proper testing by designated research institutes or obtained clearance certification for launching the product into the market.  As a result, these products may be potentially hazardous.  Other hazards relate to installation of the product.  Only government licensed electricians are able to install low and high voltage equipment.  Pirated products most likely will not be properly installed or installed by licensed electricians.

Without obtaining the necessary approvals, and not having complied with regulations and incurring the related costs associated, these products are substantially lesser not only in quality but also in price, sometime as much as 50% of industry average selling prices.  As pricing is an important method of competition, we were unable to complete with others offering a price as low as 50% of our selling prices; especially amongst consumers who are first time purchasers or not familiar with the market.  Our customer base is derived mostly from referrals; however, we also seek new customers as well and were less likely to do so with the existence of pirated products on the market.

Many of our competitors had to reduce their prices and relax their credit terms in order to maintain their market share.  Given these pressures, management ~~decided only to relax credit terms, but also~~ focused on proactive approaches to provide better customer service and extending its sales network and marketing efforts as a method of competition.  Our selling price and credit terms were maintained and as a result, a portion of our market share was lost.   We expect to regain market share in the next twelve months through advertising and marketing campaigns.

The following is a summary of the expenses we incurred during the period.  Most expenses decreased in line with the decrease in sales except as otherwise noted:

Selling and Administrative Expenses (2003 - $515,972 vs. 2002 - $644,009)

	2003	% Sales	% Expenses	2002	% Sales	% Expenses	% Change

Selling Expenses
Transportation	56,081	1%	10%	79,073	1%	12%	-29%
Travel and Promotion	41,717	1%	7%	43,208	1%	7%	-3%
Technical Support and Warranty	37,328	1%	7%	27,878	0%	4%	34%
Marketing	4,020	0%	1%	-	0%	0%	100%
Bad Debts	-	0%	0%	127,691	2%	20%	-100%
Consulting Fees	29,129	1%	5%	-	0%	0%	100%
Other	8,124	0%	1%	3,748	0%	1%	117%
	176,399	4%	31%	281,598	4%	44%	-37%

Administrative Expenses
Salaries	131,013	3%	23%	157,472	2%	24%	-17%
Depreciation	28,702	1%	5%	17,975	0%	3%	60%
Amortization	8,911	0%	2%	8,911	0%	1%	0%
Traveling and Vehicle	58,262	1%	10%	64,822	1%	10%	-10%
Correction of Prior Period Error	821,659	1%	8%	-	0%	0%	100%
Occupancy	82,090	2%	15%	53,918	1%	8%	52%
Utilities	2,605	0%	1%	1,604	0%	0%	62%
Meals and Entertainment	9,553	0%	2%	24,388	0%	4%	-61%
Other	17,924	0%	3%	33,321	1%	5%	-45%
	381,719	8%	69%	361,635	6%	56%	6%

Selling and Administrative Expenses	$ 558,118		100%	$ 643,233		100%

Selling and administrative expenses increased in spite of a decrease in sales, principally because of a correction in 2003 of $42,659 error which occurred in 2001.  ~~Selling and administrative expenses decreased in line with a decrease in sales.   Expenses include transportation, travel, warranty and service, marketing, salaries, repairs and maintenance, rent, utilities and other.~~  With the exception of marketing, warranty and service and rent, these expenses were decreased in efforts to cut costs in all areas possible.

Marketing expenses were incurred in response to losing market and advertising campaigns were launched through the region. We also provide ~~more "after service"~~ technical support after installation to clients in our efforts in our focus on maintaining good client relations.

We encourage our clients to contact us with any questions, concerns, comments they have about their product and the level of our customer service.  Should the customer require on site assistance, we provide the services of our technicians to address any problems.

We aim to visit our customers after installation and during this time, we provide information that we believe to be helpful in understanding their new system and assess and remedy and problems themselves, should they arise.

Our rent increased as we moved into a larger facility during 2003 to accommodate for larger manufacturing capabilities.  We leased this space for a period of 3 years.

Over the next 12 months, we expect our expenses to remain relatively the same with the exception of transportation, travel and promotion, technical support and warranties.  Given highly competitive market conditions, we will provide more on-site visits to our customers and provide all necessary support through either our sales staff or technicians to provide customer satisfaction.

Interest Expense, net (2003-$25,413 vs. 2002-$23,800)

Interest of 6% was also charged on outstanding shareholder loans.  ~~We earned net interest income on bank balances.  Bank charges paid were in the normal course of business and were not as a result from lines of credit or loans taken out.  Interest of 6% (2003-$27,015, 2002-$26,609) was also charged on shareholder loans outstanding as at year end.  The remaining balance was interest earned on our bank balances.~~

Other income, net (2003-$1,225 vs. 2002 $3,012) and Other expenses, net (2003-$3,791 vs. 2002-$0)

These amounts represent the net amount of a 17% Value Added Tax (“VAT”) on sales subject to VAT and 17% on purchases subject to VAT during the “Tax Reduction Policy” in effect in 2002.

Under normal circumstances, 17% of VAT on sales is offset by the 17% paid on ~~payable and applied against this liability is 17% of~~ purchases.  The net amount is either refunded (receivable) or remitted (payable) to the tax authorities.

For example, we purchase $1,000 worth of raw materials and generate a sale in the amount of $5,000.  VAT receivable/payable is calculated as follows:

17% of $5,000 sale=            $850 Payable

17% of $1,000 purchase=    $170 Receivable

Net VAT payable=               $680

VAT would be calculated in this manner for sales and purchases.

However, this policy was changed so that ~~whereby~~ in 2002, VAT was being exempt in what was deemed an “Economic Special Zone”. We were part of this zone and therefore, the VAT we received on sales was ~~were~~ treated as income and the related VAT we paid on purchases were treated as expenses.  For example, the $850 we refer to above would be treated as other income and the $170 would be treated as other expenses.

Since late 2002, this altered tax policy was terminated and VAT returned to its original policy in all economic zones.  The 2003 net non operating income represents VAT paid on transactions made in 2002.

Performance indicators

We measure our performance through financial and non-financial measures as set forth below.  Our performance is effected by trends and uncertainties which we have experienced thus far or that we foresee may occur.

Financial Measures:

1.

Achieve sales levels consistently of $6,000,000 each fiscal year.

Our sales are summarized as follows:

	September 30, 2004	Dec 31, 2003	September 30, 2003	Dec 31, 2002
	(Unaudited)	(Audited)	(Unaudited)	(Audited)
Sales	$3,621,462	$4,934,276	$3,158,457	$6,322,870

We experienced a drop in sales of approximately 21% from December 2002 to 2003 as a result of market conditions mostly attributed to the existence of copyrighted or pirated switchgears and other related electrical products as discussed herein.  Although we expect these market conditions to continue, we have taken courses of action to remedy this condition by providing a higher lever of customer service and support and extending our sales efforts through our branch offices throughout the region.

2.

Cash flows generated from collection of accounts receivables and customer advances (unearned revenues) of $450,000 per month.

3.

Age of accounts receivable average 3 months.

It is common in the industry to consider accounts receivables within one year old to be current.  This is a common perception not only in the industry in which we operate but also among other industries.  Therefore, decreasing our collection period from its current period of approximately 1.5 years to three months will be a challenge.  However, we may use other tactics such as offering discounts to encourage prepayments on contracts in order to meet these goals.

Non Financial Measures:

1.

Increase number of our customers to 400.

2.

Increase our referral ratio of customers to current customers to two.  (For every two customers, we receive one referral.)

We estimate that approximately 80% of the customers we service retain us for future contracts.  Our goal is to obtain referrals from our customers, specifically manufacturers and electrical instillation companies that are licensed by the government.  These customers have their own client bases and, should our products and our customer services be satisfactory, we anticipate referrals from these sources.

Current trends in the Industry

As discussed above, since 2002, ~~2003,~~ we experienced a decrease in our sales due to the increased supply of lower grade pirated products being produced.  We expect this trend to continue and, in order for us to regain our market share and increase and surpass revenues levels previously achieved, we will have to regain our competitive edge by directing resources into product innovation and refinement, research and development, marketing and advertising.  We will also focus on maintaining good customer relations by providing what we believe to be a higher level of customer service.  We wish to attract new customers by providing this level of service consistently throughout the life of the contract.

Liquidity and Capital Resources

Working Capital Needs:

As of December 31, 2003 we had a working capital of $437,964 ~~428,627~~. Over the next 12 months, we will require approximately $4,500,000 ~~6,315,000~~ to sustain our working capital needs as follows:

Materials, Labor, Overhead	$ 3,885,000 ~~5,700,000~~
Selling Expenses	235,000
Administrative Expenses	380,000
Total	$ 4,500,000 ~~6,315,000~~

Selling expenses consist of transportation, travel, warranty and service, salaries, and marketing.

Administrative expenses consist of salaries, auto, utilities, rent and office.

As mentioned in “Risks Relating to our Business- We are dependant on a few key customers and the loss of these customers would decrease our profits and market share significantly resulting in our inability to meet our working capital needs indefinitely.”  We discussed that we may require the relaxing of our credit terms to make our contracts more attractive.   To date, we have not used this approach in generating sales.

We would prefer to aim to decrease our collection of accounts receivable to three months as opposed to our current term of 1.5 years.  Should we extend our credit terms further, we estimate collection to be 2.5 years, which would adversely affect our cash flows.

We may use this approach should our sales efforts fail to generate desired levels of revenue; however, we do not foresee the approach to be used in the near future as marketing and sales efforts appear to have assisted in our progress of increasing our  sales levels.

Sources of Capital:

We expect our revenues generated to absorb these costs; however, if additional capital is needed, we will explore financing options such as shareholder loans.   Shareholder loans are without stated terms of repayment with interest at the rate of 6% per annum.  We will not be considering taking on any long-term or short-term debt from financial institutions in the next 12 months.   The following table summarizes the sources of funds we require to be generated in order to maintain our working capital needs over the next twelve months:

Sales	$ 3,185,000
Shareholder Loans	$ 1,315,000
Total	$ 4,500,000

If we are unable to generate the $3,185,000 in sales, we may obtain a higher amount of shareholder loans.

Shareholders loans are granted from time to time as required to meet current working capital needs.  We have no formal agreement that ensures that we will receive such loans. We may exhaust this source of funding at any time.

In the past, we have normally been able to sustain our working capital needs that have surpassed the revenues from sales through shareholder loans.  We expect this source of funding to continue; however, in the event shareholder loans are no long granted to us, we may obtain long or short term financing or downsize our operations.  As of December 15, 2004, we have received $900,000 in shareholder loans.

We foresee that downsizing our operations is unlikely, but in the event that this is the course of action taken, we may reduce the number of our branch offices and related sales staff.

Plans for Expansion:

Given sufficient funding, we expect to expand our operations throughout the region by establishing up to 10 more branch office devoted to marketing efforts.  Each branch office will have approximately 5-10 full time and part time employees.  To sustain new branch offices for 12 months, we will require a total of $100,000 of which $80,000 will be allocated to salaries and $20,000 allocated to rent.

The need for the $100,000 for expansion is not included in the $6,315,000 we require to meet working capital needs.  We hope to generate enough sales to be able to fund this expansion.

We do not know of any trends, events or uncertainties that are likely to have a material impact on our short-term or long-term liquidity other than those factors discussed above.

Cash Flows

Operating Activities:

Our cash flows generated by operating activities were $679,342 for 2003 compared to cash consumed of $1,581,238 in 2002.  The following summarizes the inflow and outflow of cash for these periods:

	2003	2002
Net Income	$60,373	$40,668
Decrease (increase) in accounts receivable	10,208	(86,519)
Decrease (increase) in advances to suppliers	154,017	(380,698)
Decrease (increase) in inventory	327,986	(546,528)
Increase (decrease) in advances from customers	448,474	(60,296)
Other	(356,351)	(547,865)
Net Cash Provided (Consumed) By Operating Activities	$ 679,342	$ (1,581,238)

Although our revenues decreased from $6,322,870 to $4,934,276 in 2003, our operating expenses were substantially reduced in all areas possible in order to conserve cash.  Our operating income for 2003 was $126,342 compared to $111,349 in 2002.

Cash flow from accounts receivable increased as a result of collecting accounts that were outstanding for over one year.  It is common in the industry to consider accounts current if they are outstanding for one year.  We normally have these accounts settled between 1.5 years and 2 years.  In 2003, we collected on these accounts.

Expenditures from advances to suppliers decreased as our levels of raw materials in inventory were sufficient to meet our production needs, given that raw materials prepaid in 2002 were received in 2003 for use in production.

In light of worsening market conditions, we granted discounts on prepaid sales contracts, which we generated advances of $448,474.

Cash flow was substantially generated through advances from customers or unearned revenues.  Fiscal 2002 had unfavourable results because of worsening of the market due to factors described in the above and therefore decreased sales.  Inventory decreased as a result of delivering on contracts that were prepaid in 2002.

Investing Activities:

Our cash consumed by investing activities was $202,695 in 2003 with which we purchased delivery vans to distribute our products.   In 2002, cash consumed was $52,381 which we used to purchase production equipment, a delivery van and office equipment.

Financing Activities:

Our cash flow provided from financing activities was $6,798 in 2003 which we obtained by shareholder loans from Mr. Yulong Guo.  These loans are without stated terms of repayment with interest payable at the rate of 6% per annum.  In 2002, cash flow was $102,773 representing net shareholder loans of $443,526 and dividends paid of $340,753.  Dividends were paid to shareholders in proportion to their stock ownership.

Material Commitments

We do not have any material commitments for capital expenditures.  We have title to all our capital assets consisting of production equipment, automobiles, and office equipment.

We have lease commitments effective May 1, 2003 to April 30, 2006 for the lease of our Principal Business Office described below under “Description of Property”.  Lease payments are approximately $9,500 per month.

Seasonal Aspects

Our business is seasonal in that sales are particularly low in February, due to the Chinese New Year holiday, during which time our business is closed up to 2 weeks.  Sales in March are usually higher than usual levels as a result.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

~~Quarters ended June 31, 2004 and 2003:~~

~~Revenues were $2,328,276 and $1,787,172 in 2004 and 2003 respectively.  As mentioned above, management has devoted resources to sales, marketing and public relations in reaction to losing our market share in 2003 due to increased supply of lower grade pirated products being produced.  With these efforts, we hope to increase our sales to levels achieved in previous years.~~

~~Selling and Administrative Expenses (2004 - $329,900 vs. 2003 - $189,822)~~

~~Selling expenses increased due to resources allocated to marketing and advertising campaigns that were launched through the region.~~

~~General and administrative expenses represent salaries and benefits, depreciation and amortization, travel, utilities and office expenses.  The increase is mainly attributed to an increase in rent as the full year higher rate was paid on our new leased space.  The lease is from May 1, 2003 to April 30, 2006.~~

~~Interest Income, net (2004 - $1,240 vs. 2003 - $310)~~

~~We earned net interest income on bank balances.  Bank charges paid were in the normal course of business and were not as a result from lines of credit or loans taken out.~~

~~Other Income (2004-$14,223 vs. 2003 $1,329) and Other Expense (2004 - $6,048 vs. 2003 - $2,870)~~

~~Non operating income and expenses represent a 17% VAT on sales subject to VAT and amounts received on purchases subject to VAT during the “Tax Reduction Policy” in effect in 2002.~~

Nine Months Ended September 30, 2004

Revenues were $3,621,462 and $3,158,457 in 2004 and 2003, respectively.  Revenues increased primarily as a result of our sales and marketing efforts and also because of our focus on providing what we believe to be a higher level of customer service.  Through these efforts, we hope to achieve referrals through these customers and increased revenues.

Selling and Administrative Expenses (2004 - $478,082 vs. 2003 - $436,294)

Selling expenses increased due to an increase in salaries paid to our sales staff as a result of their sales efforts and also transportation, travel and promotion.  These expenses increased in order to maintain current levels of revenue.

General and administrative expenses primarily increased as a result of new staff hired to fill administrative positions.

Interest Expense (2004 - $16,678 vs. 2003 - $19,335)

This is primarily interest on the shareholder advances which had lower average balances during 2004.

Other Income (2004 - $14,676 vs. 2003 - $990) and Other Expense (2004 - $8,779 vs. 2003 - $3,793)

Non operating income and expenses represent a 17% VAT on sales subject to VAT and amounts received on purchases subject to VAT during the “Tax Reduction Policy” in effect in 2002.

DESCRIPTION OF PROPERTY

Principal Business Office

Our Principal Business Office is located at 15th Factory Building, Nanshan Industrial Village, Nanxin Road, Nanshan District, Shenzhen, People’s Republic of China 518052.  We lease the operations office from an unrelated and unassociated party for approximately $114,000 per year.  This office is approximately 55,000 square feet, consists of 5 floors and is kept in good condition.  Our manufacturing facilities take up 4 floors and our Marketing, Quality Control, Research and Development, Productions, Purchasing/Transportation, Administration and Finance Departments occupies 1 floor.

We entered into a lease for this office in May 2003 for 3 years ended May 2006.  We entered into this lease as a result of our need for additional space to produce and manufacture a more extensive line of products.  This office consists of administrative space as well as manufacturing facilities.  We currently have one manufacturing facility.

Branch Office

We also have branch offices throughout China developed for integrating our sales network with 11 sales and marketing branch offices in Guangzhou, Nanning, Changsha, Huizhou, Kunming, Changchun, Shanxi, Jinan, Beijing, Yinchuan and Xi-an.

Each office employs 10 employees and is rented on a month to month basis.   The cost per office per month is approximately $150.

We do not have policies regarding the acquisition or sale of real estate assets for the purposes of capital gain or for income.  We do not hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities nor do we expect to do so in the future.

Administrative Branch Office

Our administrative branch office for North American investor relations and U.S. regulatory reporting is located at #703-1112 West Pender Street, Vancouver, BC, Canada V6E2S1.

Our telephone number is 604-697-8899 and our fax number is 604-697-8898.  The facility includes answering and English/Chinese translation services, EDGAR filing services, fax services, reception area and shared office, and boardroom meeting facilities. This office is provided rent free by our President, Yulong Guo and is kept in good condition.  There are currently no proposed programs for the renovation, improvement or development of the facilities that we currently use.  We believe that this arrangement is suitable given the nature of our current operations, and also believe that we will not need to lease additional administrative offices for at least the next 12 months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 23, 2003, we entered into the Agreement with Naiji, whereby we acquired all the issued and outstanding stock of Naiji in return for ~~valued at $483,396 for consideration of~~ 24,000,000 shares of our common stock.  As a result, Naiji became our wholly-owned subsidiary.  The shareholders of Naiji unanimously agreed to enter into the Agreement for the purposes of restructuring itself in anticipation of becoming listed on the OTC Bulletin Board.  AEPI was formed by Naiji for this purpose and prior to entering into the Agreement; we had no assets, liabilities, equity and had not issued any of our shares.  As a result of entering into the Agreement; the shareholders of Naiji became the shareholders of AEPI in equal proportion wherein the 24,000,000 shares were allocated based on the capital contributions, or ownership of Naiji.  The Agreement therefore was a non-arms length transaction.

Mr. Yulong Guo advanced the following amounts to us for the purposes of satisfying our working capital needs.  These amounts represent net advances or repayments made during the period:

Period Ended	Advances (Repayments)	Balance
Year ended December 31, 2002	$ 443,526	$ 443,526
Year ended December 31, 2003	$ 6,798	$ 450,324

~~Six~~ Nine months ended ~~June 30,~~ September 30, 2003	$ (185,425)	$ 258,101
~~Six~~ Nine months ended ~~June 30,~~ September 30, 2004	$ (252,664)*	$ 581,951

*During the 2004 period, $121,037 was converted to capital.

These loans are without stated terms of repayment.  Interest is imputed at 6% per annum on balances owing.  As of December 15, 2004, we have received advances totalling $900,000 from Mr. Guo.  We have no formalized agreements with Mr. Guo guaranteeing that certain amounts of funds will be available to.  We may exhaust this source of funding anytime.

We expect this source of funding to continue; however, in the event shareholder loans are no long granted to us, we may obtain long or short term financing or downsize our operations.  There are no formal agreements in place with respect to shareholder loans.

We currently have not entered into any transactions with promoters, our directors or officer, principal shareholders other than as mentioned above.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is no public trading market for our shares in the United States or elsewhere.  We anticipate applying for a listing on the OTC Bulletin Board upon effectiveness of this registration statement.  There can be no assurance, however, that a public market will materialize.

Stockholders of Our Common Shares

As of ~~October 29, 2004~~ February 7, 2005, we had 21 registered shareholders and 24,000,000 shares outstanding.

Rule 144 Shares

Not including shares registered in this prospectus, a total of 16,248,000 (24,000,000-7,752,000) shares of our common stock will be available for resale to the public after January 23, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company'’s common stock then outstanding which, in our case, will equal 91,000 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

There  are  no  outstanding  options  or  warrants  to  purchase,  or securities convertible  into  shares or equity compensation plans.  Our  issued  and  outstanding  shares  could be sold at the appropriate time pursuant  to  Rule  144  of  the  Securities  Act.

Dividends

We do not anticipate that we will declare any dividends in the foreseeable future.  Although  there  are  no restrictions  that  limit  our  ability  to  pay  dividends  on  our shares, our intention  is  to  retain  future  earnings  for  use  in our operations and the expansion  of  our  business.  We also do not have any securities authorized for issuance under equity compensation plans.

EXECUTIVE COMPENSATION

The following table sets forth certain information as to our three highest paid officers and directors for the fiscal years ended December 31, 2003 and December 31, 2002.

Summary Compensation Table

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended ~~February 29, 2004~~ December 31, 2003 and December 31, 2002.

LONG TERM COMPENSATION
						RESTRICTED
						OPTION
					OTHER ANNUAL	STOCKS/PAYOUTS	SARS	LTIP	ALL OTHER
NAME	TITLE	YEAR	SALARY	BONUS	COMPENSATION	AWARDED	($)	COMPENSATION	COMPENSATION

Yulong Guo	President, CEO and Director	2003	$5,800	-0-	-0-	-0-	-0-	-0-	-0-
		2002	$5,800-	-0-	-0-	-0-	-0-	-0-	-0-

Xiaoling Chen	Secretary, CAO and Director	2003	$4,400	-0-	-0-	-0-	-0-	-0-	-0-
		2002	$4,400	-0-	-0-	-0-	-0-	-0-	-0-

We presently do not have any compensation agreement with either Mrs. Guo or Ms. Chen.  We do not pay to our directors any compensation for each director serving as a director on our board of directors.

The salaries paid to Mr. Guo and Mrs. Chen were initially based upon salary industry guidelines determined by the market; however, as market rates for such salaries increased over time, Mr. Guo and Mrs. Chen waived their salary increases for the purpose of retaining funds in AEPI in order to meet working capital needs.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Consulting Agreements

We do not have any employment or consulting agreement with any of our officers or directors and we will not pay our directors any amount for acting on the Board of Directors.

FINANCIAL STATEMENTS

December 31, 2003 and 2002

Page

Accountant’s Audit Report

F-1

Consolidated Balance Sheets

F-2

Consolidated Statements of Operations and Earnings

    Accumulated

F-3

Consolidated Statements of Changes in Stockholders’ Equity

F-4

Consolidated Statements of Cash Flows

F-5

Notes to Consolidated Financial Statements

F-6

~~June 30,~~ September 30, 2004 and 2003

Consolidated Balance Sheets

F-11

Consolidated Statements of Operations and Earnings

~~Six~~ Nine Months Ended September 30, 2004

F-12

Three Months Ended September 30, 2004

F-13

Consolidated Statements of Cash Flows

F-14

Notes to Consolidated Financial Statements

F-15

______________________________________________________________________________________

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

Consolidated Financial Statements

DECEMBER 31, 2003

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003

CONTENTS

Page

Accountant’s Audit Report

      1

Consolidated Balance Sheet

      2

Consolidated Statements of Operations and Earnings

    Accumulated

      3

Consolidated Statements of Changes in Stockholders’ Equity

      4

Consolidated Statements of Cash Flows

      5

Notes to Consolidated Financial Statements

      6

ROBERT G. JEFFREY

CERTIFIED PUBLIC ACCOUNTANT

61 BERDAN AVENUE

WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE

TEL:  973-628-0022

    IN NEW YORK AND NEW JERSEY

FAX:  973-696-9002

MEMBER OF AICPA

E-MAIL:  rgjcpa@optonline.net

    PRIVATE COMPANIES PRACTICE SECTION

MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS

REGISTERED PUBLIC ACCOUNTING FIRM WITH

    PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

I have audited the accompanying consolidated balance sheet of Asia Electrical Power International Group, Inc. as of December 31, 2003, and the related consolidated statements of Income, changes in stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2002.  These financial statements are the responsibility of the Company management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted the audits in accordance with the standards of Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Asia Electrical Power International Group, Inc. as of December 31, 2003, and the results of its operations and cash flows for the years ended December 31, 2003 and 2002 in conformity with U.S. generally accepted accounting principles.

/s/Robert G. Jeffrey

ROBERT G. JEFFREY

October 13, 2004

Wayne, New Jersey

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED BALANCE SHEET
December 31, 2003

ASSETS	2003
Current Assets:
Cash	$ 698,747
Accounts receivables, net of provision for doubtful accounts	1,225,134
Other receivables	72,757
Advances to suppliers	376,880
Inventory	861,487
Total current assets	3,235,005

Fixed Assets:
Production equipment	87,604
Office equipment	84,557
Vehicles	224,868
397,029
Less accumulated depreciation	157,578
Net fixed assets	239,451

Other Assets:
Intangible asset, net	17,826

Total Assets	$3,492,282

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	986,989
Advances from customers	1,271,736
Accrued liabilities	87,992
Shareholder advances	450,324
Total current liabilities	2,797,041

Stockholders’ Equity:
Common stock: authorized 75,000,000 shares of
$0.001 par value; issued and outstanding 24,000,000	24,000
Capital in excess of par value	512,898
Retained Earnings	83,472
Earnings appropriated for statutory reserves	74,871
Total Stockholders’ equity	695,241
Total Liabilities and Stockholders’ Equity	$3,492,282
The accompanying notes are an integral part of these financial statements.
ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2003 and 2002

Years Ended December 31,
2003	2002

Revenue	$4,934,276	$6,322,870
Cost of Sales	4,249,816	5,568,288
Gross Profit	684,460	754,582

Expenses:
Selling and Administrative Expenses	558,118	643,233
Operating Income	126,342	111,349

Other Income and Expense:
Other Income	1,225	3,012
Interest Expense	(25,413)	(23,800)
Other Expense	(3,791)	-___

Income Before Income Taxes	98,363	90,561

Provision for income taxes	37,990	49,893
Net income	$ 60,373	$ 40,668

Income Per Share -
Basic and Diluted	$ -	$ -

Weighted average
number of shares
outstanding	24,000,000	24,000,000

The accompanying notes are an integral part of these financial statements.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2003, and 2002

			Capital in
	Common Stock Shares Amount		Excess of Par Value	Statutory Reserve	Retained Earnings	Total

Balance January 1, 2002	24,000,000	$24,000	$ 459,267	$59,715	338,386	881,368

Interest imputed on shareholder loan			26,613			26,613

Dividends					(340,799)	(340,799)

Net income for period					40,668	40,668

Allocation of statutory reserve				6,100	(6,100)	-
	_________	______	_______	______	_______	_______
Balance, December 31, 2002	24,000,000	24,000	485,880	65,815	32,155	607,850

Interest imputed on shareholder loan			27,018			27,018

Net income for period					60,373	60,373

Allocation of statutory reserve				9,056	(9,056)	-
	_________	______	_______	______	_______	_______
Balance, December 31, 2003	24,000,000	$24,000	$512,898	$74,871	$ 83,472	$ 695,241

The accompanying notes are an integral part of these financial statements.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended
	December
	2003	2002
CASH FLOWS FROM OPERATIONS:
Net income	$ 60,373	$ 40,668
Changes not requiring the outlay of cash:
Depreciation and amortization	59,019	44,714
Interest imputed on shareholder advances	27,018	26,613
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	10,208	(86,519)
Decrease (increase) in other receivable	(5,179)	17,163
Decrease (increase) in advances to suppliers	154,017	(380,698)
Decrease (increase) in inventory	362,621	(546,528)
Decrease in deferred expenses	-	19,157
Decrease in accounts payable	(505,342)	(548,714)
Increase (decrease) in advances from customers	448,474	(60,296)
Increase (decrease) in accrued liabilities	68,133	(106,798)
Net Cash Consumed By	______	_______
Operating Activities	679,342	(1,581,238)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of fixed assets	(202,695)	(52,381)
Net Cash Provided (Consumed) By	_______	________
Investing Activities	(202,695)	(52,381)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from shareholder	6,798	443,526
Dividends paid	--	(340,753)
Net Cash Provided By	______	________
Financing Activities	6,798	102,773

Net change in cash	483,445	(1,530,846)
Cash balance, beginning of period	215,302	1,746,148
	_______	________
Cash balance, end of period	$698,747	$ 215,302

The accompanying notes are an integral part of these financial statements

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

1.

ORGANIZATION and BUSINESS

Organization of Company

The Company was incorporated in the State of Nevada on August 30, 2002 as Berita International Corporation, for the purpose of producing high and mid-voltage electrical switchgears in the People's Republic of China (China).  On December 24, 2003, the Company changed its name to Keiji International Group Inc. (Keiji) and on September 30, 2004 the Company changed its name to Asia Electrical Power International Group Inc. (AEPI).

On January 23, 2003, the Company entered into a Share Exchange Agreement (the Agreement) to exchange 24,000,000 of it shares for all of the equity interests of Shenzhen Naiji Electrical Equipment Co., Ltd. (Naiji), a company incorporated in China.  This transaction has been accounted for as a reverse merger, with Naiji treated the acquiring company.  As a result of the merger, prior financial information has been restated.  Accordingly, the consolidated financial statements present the results of operations of Naiji for the years ended December 31, 2003 and 2002 and reflect the acquisition of the Company under the purchase method of accounting.  Subsequent to that date, the operations of the Company reflect the combined operations of the Company and Naiji.  The Company had no assets or liabilities on the date of the merger, so no allocation of the purchase price was made.

Business

Naiji was incorporated in June 1997.  All of its operations and sales are within the Peoples Republic of China.  The Company has produced high and mid-voltage electrical switchgears since its inception.  Prior to the merger with Naiji, the Company had no operating history and had no assets, liabilities, or equity and had not issued any of its shares.  As a result of entering into the Agreement, the shareholders of Naiji became the shareholders of the Company.

Risks and Uncertainties

During the year 2003 approximately 61% of Company sales were made to twelve customers; the largest provided 12% of total sales.  The Company does not consider this economic dependence as it feels that any lost customers would be replaced.

The Company operates under authority of a business license which was granted June 20, 1997.  This license must be renewed every ten years.  Renewal of the license depends on the result of government inspections which are made to ensure environmental laws are not breeched.

The officers of the Company control, through a combination of direct ownership and a shareholder trust, all of the outstanding stock of the Company.  As a result, insiders will be able to control the outcome of all matters requiring stockholder approval and will be able to elect all of the Company directors.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Statements

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Naiji.  All significant intercompany balances and transactions have been eliminated in consolidation.

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Concentrations Of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash.  However all Company assets are located in China, and Company cash balances are on deposit at a financial institution in China, the currency of which is not free trading.  Foreign exchange transactions are required to be conducted through institutions authorized by the Chinese government and there is no guaranty that Chinese currency can be converted to U.S. or other currencies.

Recognition Of Revenue

Revenue is recognized when product is delivered to customers.  In determining delivery, consideration is given to the following:  whether an arrangement exists with the buyer; whether delivery has occurred; whether the price to the buyer is fixed or determinable; and that collection is reasonably assured.  No provision is made for any right of return that may exist as the criteria specified in Statement of Financial Accounting Standards No. 48 have been met.

Fair Value Of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash, accounts receivable, other receivables, advances to suppliers, accounts payable, accrued liabilities, approximate their fair values at December 31, 2003.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Inventories

Inventories are valued at the lower of cost or market, with cost being determined on the first in first out basis.

At December 31, 2003 inventories consisted of the following:

Raw materials

$394,306

Finished goods

  501,816

Total

$896,122

Fixed Assets

Fixed assets are recorded at cost.  Depreciation is computed using the straight line method, with lives of ten years for production equipment and five years for office furniture and equipment and for automobiles.

Intangible Assets

Intangible assets are amortized over their useful lives and are tested for impairment on an annual basis or when events occur that may indicate impairment.

Income Taxes

Naiji generates its income in China where Value Added Tax, Income Tax, City Construction and Development Tax and Education Surcharge taxes are applicable.  The Company and Naiji do not conduct any of its operations in the U.S. and therefore U.S. taxes are not applicable.

Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimated.

Advertising Costs

The Company will expense advertising costs when the advertisement occurs.  Approximately $80,000 of advertising costs were incurred during 2003.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Other Comprehensive Income

The Company reports as other comprehensive income revenues, expenses, and gains and losses that are not included in the determination of net income.  No such transactions occurred during the years 2002 or 2003.

Product Warranties

The Company provides product warranties for approximately ten percent of the products sold.  The cost of servicing these warranties has not been significant and it is recorded only as incurred.

Net Income Per Share

The Company computes net income (loss) per common share in accordance with SFAS No. 128, “Earnings Per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share are computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period.  The number of weighted average shares outstanding as well as the amount of net income per share are the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.  At December 31, 2003, there were no options outstanding.

Segment Reporting

Management will treat the operations of the Company as one segment.

Foreign Currency Translation

All Company assets are located in the Republic of China.  These assets and related liabilities are recorded on the books of the Company in the currency of China (Renminbi).  They are translated into US dollars as follows:

(a)

Current assets, current liabilities and long term monetary assets and liabilities, at the rate of exchange in effect as at the balance sheet date;

(b)

Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumption of liabilities; and,

(c)

Revenues and expenses, at the average rate of exchange for the year.

Gains and losses arising from this translation of foreign currency will be included in other comprehensive income..

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Research and Development

Research costs are expenses as incurred.  Development costs are also expensed unless, in the Company's view, they meet specific criteria related to technical, market and financial feasibility, in which case they are deferred and amortized.  Amortization is calculated on a straight-line basis over the expected life of the related products.  Through December 31, 2003, the Company had not incur any research costs which would be required to be amortized.  Research and development expenses in 2003 were $66,828; in 2002 they were $76,791.

3.

STATUTORY RESERVE

The Company allocates 10% of its previous year's after tax profits, if any to the Statutory Reserve Fund and 5% to Statutory Public Welfare Fund as determined from year to year. This fund is allocated appropriately until reserves reaches 50% of Paid in Capital.

4.

ACCOUNTS RECEIVABLE

The balance of accounts receivable has been reduced by a provision for doubtful accounts in the amount of $128,727.

5.

INTANGIBLE ASSET

The Company purchased the right to use intellectual property in its manufacturing process during 2001.  This asset is being amortized over a five year useful life, as presented below.  Amortization during 2003 was $8,912.

Asset cost

$44,560

Accumulated amortization

  26,734

Net asset value

$17,826

6.

RELATED PARTY TRANSACTIONS

The Company’s President advanced $443,526 to the Company during 2002 and $6,798 during 2003.  The advance is without stated terms of repayment and interest has been imputed at 6% per annum.

The president provides office space in Vancouver without charge.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

7.

RENTALS UNDER OPERATING LEASES

The Company conducts its operations from its principal business office space in Shenzhen China.  This space is leased under an operating lease which expires in May 2006.  The Company also has Administrative Branch offices throughout the China region and this space is rented from month to month.  Rental expense during 2003 and 2002 was $101,815 and $94,377, respectively.

A Vancouver office is provided by the Company President, which to date has been rent free.  If rent were charged for this space, it would be insignificant.

The following is a schedule of future minimum rental payments required under the above operating lease as of December 31, 2003:

2004	$ 102,000
2005	102,000
2006	42,500
Total	$ 246,500

8.

INCOME TAXES

A reconciliation of the tax calculated by applying the Chinese statutory tax rate to pretax income with the provisions for income taxes is presented below.  There were no provisions for deferred tax liabilities or assets in either 2003 or 2002.

2003

2002

Tax calculated using statutory rate

$24,830

$21,185

Increase attributable to nondeductible expense

    8,803

    1,465

Increase attributable to prior year adjustments

    4,357

  27,243

Tax provision

$37,990

$49,893

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

9.

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest during either of the periods presented.

Cash was paid for income taxes in the amounts of $20,438 in 2003 and $83,527 in 2002.

10.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

None of the recently adopted accounting pronouncements will have a material affect on the Company financial position, results of operations, or cash flows.

11.

CONTINGENCIES

Consistent with business practices in China the Company carries no insurance except for auto insurance.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED BALANCE SHEET
September 30, 2004
(Unaudited)

ASSETS
Current Assets:
Cash	$ 468,156
Accounts receivables, net of provision for doubtful accounts	1,142,072
Other receivables	166,201
Advances to suppliers	611,716
Inventory	1,182,411
Total current assets	3,570,556

Fixed Assets
Production equipment	96,254
Office equipment	96,117
Vehicles	238,120
430,491
Less accumulated depreciation	207,170
Net fixed assets	223,321

Other Assets:
Intangible assets, net	11,160

Total Assets	$3,805,037

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$ 917,039
Advances from customers	1,275,736
Accrued liabilities	114,939
Shareholder advances	581,951
Total current liabilities	2,889,665

Stockholders’ Equity:
Common stock: authorized 75,000,000 shares of
$0.001 par value; issued and outstanding 24,000,000	24,000
Capital in excess of par value	652,525
Retained earnings	151,900
Earnings appropriated for statutory reserves	86,947
Total Stockholders’ equity	915,372
Total Liabilities and Stockholders’ Equity	$3,805,037
These accompanying notes are an integral part of these financial statements. ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
For the Nine Month Periods Ended September 30, 2004 and 2003
(Unaudited)

2004	2003

Revenue	$3,621,462	$3,158,457
Cost of Sales	3,034,698	2,691,824
Gross Profit	586,764	466,633

Expenses:
Selling and administrative expenses	478,082	436,294
Operating Income	108,682	30,339

Other Income and Expense:
Other income	14,676	990
Interest expense	(16,678)	(19,335)
Other expense	(8,779)	(3,793)
Income Before Income Taxes	97,901	8,201

Provision for Income Taxes	17,397	1,230
Net Income	$ 80,504	$ 6,971

Income Per Share -
Basic and Diluted	$ -	$ -

Weighted average
number of shares
outstanding	24,000,000	24,000,000

These accompanying notes are an integral part of these financial statements.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Month Periods Ended September 30, 2004 and 2003
(Unaudited)

	2004	2003
CASH FLOWS FROM OPERATIONS:
Net Income	$ 80,504	$ 6,971
Charges Not Requiring The Outlay Of Cash:
Depreciation and amortization	56,258	38,528
Interest imputed on shareholder advances	18,590	20,264
Changes in Assets and Liabilities:
Decrease (increase) in accounts receivables	83,062	286,887
Increase in other receivables	(93,444)	(59,788)
Decrease (increase) in advances to suppliers	(234,836)	(534,752)
Decrease (increase) in inventory	(320,924)	9,945
Decrease (increase) in accounts payable	(69,950)	65,663
Increase (decrease) in advances from customers	4,000	599,115
Increase (decrease) in accrued liabilities	26,947	90,197
Net Cash (Provided) Consumed By
Operating Activities	(449,793)	523,030

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of fixed assets	(33,462)	(192,702)
Net Cash Provided By
Investing Activities	(33,462)	(192,702)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Shareholder	252,664	(185,425)
Net Cash Provided (Consumed) By
Financing Activities	252,664	(185,425)

Net change in cash	(230,591)	144,903
Cash balance, beginning of period	698,747	215,302
	_______	_______
Cash balance, end of period	$ 468,156	$ 360,205

These accompanying notes are an integral part of these financial statements.

ASIA ELECTRICAL POWER INTERNATIONAL GROUP INC.

NOTES TO FINANCIAL STATEMENTS

September 30, 2004

(Unaudited)

1.

BASIS OF PRESENTATION

The unaudited interim financial statements of Asia Electrical Power International Group Inc. (“the Company”) as of September 30, 2004 and for the three and nine month periods ended September 30, 2004 and 2003, have been prepared in accordance with generally accepted accounting principles.  In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods.  The results of operations for the nine month period ended September 30, 2004 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2004.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2003.

2.

CHANGES IN STOCKHOLDERS’ EQUITY

A major shareholder increased his advance to the Company during the nine months ended September 30, 2004 by $252,664 and converted a $121,037 portion of it to paid in capital.

1.

SUPPLEMENTAL CASH FLOWS INFORMATION

Cash payments for income taxes were $40,432 during the 2004 period and $ 16,311 during the 2003 period.  There were no cash payments for interest during either period.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our accountants since our incorporation.

Available Information

Upon the effectiveness of our registration statement, we will file reports with the SEC. We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the Commission’s principal office in Washington, D.C. opies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Although we are not obligated to an annual report to our security holders, we will voluntarily send an annual report, including audited financial statements, to any security holder who requests an annual report.

Information Not Required In The Prospectus

Indemnification of Directors and Officers

Our officers and directors are indemnified as to personal liability as provided by the Nevada Revised Statutes (“NRS”) and our bylaws.  Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and bylaws allow us to indemnify our officers and directors up to the fullest extent permitted by Nevada law, but such indemnification is not automatic.  Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer’s acts or omissions involved intentional misconduct, fraud, or a knowing violation  of the law and was material to the cause of action.

______________________________________________________________________________________-48-

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful  defence of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

We incurred the following expenditures relating to this offering.  We are paying all these expenses and will not be reimbursed by the selling shareholders.  Selling shareholders are responsible for their own selling costs.  The following are all estimates except for the SEC registration fee:

SEC registration fee	$ 19.64
Transfer Agent Fees	$ 5,000
Accounting and audit fees and expenses	$ 30,000
Legal fees and expenses	$ 20,000

Total	$ 55,019.64

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

______________________________________________________________________________________-49-

RECENT SALES OF UNREGISTERED SECURITIES

On January 23, 2003, we entered into the Exchange Agreement with Naiji, whereby we acquired all the issued and outstanding stock of Naiji valued at $483,396 for consideration of 24,000,000 of our common stock.  As a result, Naiji result became our wholly-owned subsidiary.  As a result of entering into the Agreement; the shareholders of Naiji became the shareholders of AEPI in equal proportion wherein the 24,000,000 shares were allocated based on the capital contributions, or ownership of Naiji.  The Agreement therefore was a non-arms length transaction.

The common stock issuance was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act, including Rule 506 of Regulation D and Regulation S promulgated under the Act.  We have complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that the investors are non-U.S. persons with addresses in a foreign country and having the investors make representation to the Company certifying that he or she is not a U.S. person and is not acquiring the common stock for the account or benefit of a U.S. person other than persons who purchased common stock in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the common stock in accordance with the registration provisions of the Act or an exemption there from, or in accordance with the provisions of the Regulation.

______________________________________________________________________________________-50-

EXHIBITS

Exhibit Number	Description
3.1	Certificate of Incorporation, dated August 30, 2002-Berita International Corporation (1)
3.2	Certificate of Incorporation, dated December 24, 2003-Keiji International Group Inc. (1)
3.3	Certificate of Incorporation, dated September 30, 2004-Asia Electrical Power International Group Inc. (1)
3.4	Articles of Incorporation, dated August 26, 2002-Berita International Corporation (1)
3.5	Certificate Amending Articles of Incorporation dated December 24, 2003 changing our name to “Keiji International Group Inc.” (1)
3.6	Certificate Amending Articles of Incorporation dated September 30, 2004 changing our name to “Asia Electrical Power International Group Inc.” (1)
3.7	Bylaws, effective September 3, 2002 (1)
5.1	Clark Wilson Legal Opinion Letter *
10.1	Share Exchange Agreement between Shenzhen Naiji Equipment Co., Ltd and Asia Electrical Power International Group Inc., dated January 23, 2003. (1)
10.2	Letter from Shenzhen Naiji Electrical Equipment Co. Ltd confirming shares issued in the Share Exchange Agreement were exchanged in equal proportion, dated January 23, 2003. (1)
10.3	Standard Supplier Contract*
10.4	Standard Sales Contract*
23.1	Consent Letter from Robert Jeffrey, CPA*
99.1	U.S. Department of State – Country Report on Human Rights Practices – 2003 China *
99.2	Business License, effective June 20, 1997 (1)

(1)

Incorporated by reference from our Form SB-2 that was originally filed with the commission on October 29, 2004.

______________________________________________________________________________________-51-

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Shenzhen, China on the 7th day of February, 2005..

ASIA ELECTRICAL POWER

INTERNATIONAL GROUP INC.

Date~~: October 29, 2004~~  February 7, 2005

By:

/s/ Yulong Guo

Yulong Guo

President, Chief Executive Officer and Director

By:

/s/ Xiaoling Chen

Xiaoling Chen

Secretary, Chief Accounting Officer

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POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Yulong Guo, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

	SIGNATURE	CAPACITY IN WHICH	DATE
SIGNED

By:	/s/ Yulong Guo	President, Chief Executive	~~October 29, 2004~~  February 7, 2005
	Yulong Guo	Officer, Chairman of the Board and Director

By:	/s/ Xiaoling Chen	Secretary, Chief Accounting Officer	~~October 29, 2004~~ February 7, 2005
Xiaoling Chen